As filed on January 18, 2002                                  File No. 333-59222
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          TIMEBEAT.COM ENTERPRISES INC.
                 (Name of small business issuer in its charter)


        NEVADA                        5651                      84-1040643
(State of jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
  of incorporation or       Classification Code Number)     Identification No.)
     organization)



                     P.O. BOX 9, PAYSON, ARIZONA 85547-0009
                                 (928) 474-9151

          (Address and telephone number of principal executive offices)


                     P.O. BOX 9, PAYSON, ARIZONA 85547-0009

(Address or principal place of business or intended principal place of business)


                            THOMAS L. CROM, SECRETARY
                          TIMEBEAT.COM ENTERPRISES INC.
                     P.O. BOX 9, PAYSON, ARIZONA 85547-0009
                                 (928) 474-9151

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                              Adam P. Stapen, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                       (303) 777-3737; fax (303) 777-3823

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                     [ ]___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                            [ ]___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                            [ ]___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
Title of each class of                              Proposed maximum        Proposed maximum
   securities to be            Amount to be        offering price per      aggregate offering           Amount of
      registered                registered                unit                    price              registration fee
-----------------------------------------------------------------------------------------------------------------------

Common stock                35,000,000 Shares           $0.33 (1)<F1>        $11,550,000.00             $2,887.50
issuable to Swartz
Private Equity, LLC
-----------------------------------------------------------------------------------------------------------------------
Common stock                  994,400 Shares            $0.33 (1)<F1>          $328,152.00                $82.04
issuable to Swartz
Private Equity, LLC
upon exercise of
warrants
-----------------------------------------------------------------------------------------------------------------------
Common stock held            1,800,285 Shares           $0.33 (1)<F1>          $594,094.05               $148.52
by selling security
holders
-----------------------------------------------------------------------------------------------------------------------
Common stock                 1,800,285 Shares           $0.33 (1)<F1>          $594,094.05               $148.52
issuable upon
exercise of warrants
by selling security
holders
-----------------------------------------------------------------------------------------------------------------------

Common stock held             386,550 Shares            $0.45 (2)<F2>          $173,947.50                $41.57
by selling security
holders
-----------------------------------------------------------------------------------------------------------------------
Common stock                  386,550 Shares            $0.45 (2)<F2>          $173,947.50                $41.57
issuable upon
exercise of warrants
by selling security
holders
======================================================================================================================
Total                       40,368,070 Shares                                $13,414,235.10           $3,349.72 (3)<F3>

======================================================================================================================


(1)<F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on April 12, 2001, as reported by the Over-the- Counter Bulletin Board. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.


(2)<F2> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on December 17, 2001, as reported by the Over-the- Counter Bulletin Board. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.



(3)<F3>  The registrant has already paid the registration fee of $3,530.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                         SUBJECT TO COMPLETION, DATED JANUARY 18, 2002



                          TIMEBEAT.COM ENTERPRISES INC.
                             SHARES OF COMMON STOCK

                              -------------------

     Unless the context otherwise requires, the terms "we", "our" and "us" refers to Timebeat.com Enterprises Inc.


     This prospectus relates to the resale by the selling stockholders and warrant holders of up to 40,368,070 shares of our common stock. The selling stockholders may sell the common stock at any time at any price. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering. Of the 40,368,070 shares being offered,

     o 2,186,835 shares are presently outstanding and held by 19 stockholders;

     o 2,186,835 shares are issuable upon the exercise of warrants held by 19 warrant holders;


     o Up to 35,000,000 shares are issuable to Swartz Private Equity, LLC as put shares under an investment agreement; and

     o Up to 994,400 shares are issuable upon the exercise of commitment warrants issued to Swartz.

     Our common stock is traded on the NASD OTC Bulletin Board under the symbol "TMBT".

                               ------------------


     INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 5.


                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               ____________, 2002

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................5

USE OF PROCEEDS................................................................9

MARKET FOR COMMON EQUITY .....................................................10

DIVIDEND POLICY...............................................................10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS................................11

BUSINESS......................................................................16

PROPERTY......................................................................23

MANAGEMENT....................................................................24

EXECUTIVE COMPENSATION........................................................25

PRINCIPAL STOCKHOLDERS........................................................27

CERTAIN TRANSACTIONS..........................................................28

DESCRIPTION OF CAPITAL STOCK..................................................29

INVESTMENT AGREEMENT..........................................................29

SELLING STOCKHOLDERS..........................................................33

PLAN OF DISTRIBUTION..........................................................35

LEGAL MATTERS.................................................................36

EXPERTS.......................................................................36

ADDITIONAL INFORMATION........................................................36

REPORTS TO STOCKHOLDERS.......................................................36

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

TIMEBEAT.COM ENTERPRISES INC.


     We own and operate several Internet web sites which cater primarily to people who have an interest in fine watches, jewelry, clothing, high-end gift and other luxury items. Effective October 16, 2001, we consummated our change of domicile from the Yukon Territory to the State of Nevada.



     We had engaged in the mineral exploration business and had acquired mineral properties primarily located in British Columbia, Canada. During the fiscal year ended March 31, 2001, we discontinued our mineral exploration activities to focus our efforts on our Internet operations and wrote down our accumulated expenditures. While we still own certain mineral properties, we do not expect to generate operating income or cash flow from these properties in the near-term.



     In March 1999, we entered the Internet and e-commerce business. In November 1999, we launched our first Web site, WWW.TIMEBEAT.COM. This is an e-commerce Web site that markets and sells watches and jewelry, and we intend to offer high-end gift items and other luxury items. In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. This is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturers' literature, and product demonstrations and evaluations.



     In June 2001, we launched our new Web site called WWW.TIMEBEAT4TEENS.COM. This Web site is an e-commerce site that sells jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children.



     Our offices are located at P.O. Box 9, Payson, Arizona 85547, and our telephone number is (928) 474-9151.


THE OFFERING

Securities offered............      Up to 35,000,000 shares of common stock that
                                    we may issue pursuant to an investment
                                    agreement with Swartz Private Equity, LLC.
                                    Using the pricing mechanism and the current market price and trading volume of our common stock, we estimate that we will put to Swartz a total of 5,800,000 shares of our common stock over the next three years.

                                    994,400 shares of common stock that we may issue upon exercise of warrants held by Swartz as a commitment for entering into the investment agreement.


                                    Resale of 2,186,835 shares of common stock owned by 19 stockholders.



                                    Resale of 2,186,835 shares of common stock that we may issue upon exercise of the warrants owned by 19 stockholders.

                                    An indeterminable number of shares of common stock which may be issuable under our investment agreement with Swartz Private Equity, LLC because of any stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.


Use of Proceeds...............      We will not receive any of the proceeds from
                                    the sale of our common stock by the selling stockholders. However, upon exercising a put right under our investment agreement with Swartz, we will receive cash in consideration for issuing our common stock.
                                    We intend to use these proceeds for working capital and general corporate purposes.


Securities outstanding
as of January 3, 2002.........      18,216,770 shares of common stock


SUMMARY SELECTED FINANCIAL INFORMATION


     The balance sheet and income statement data shown below were derived from our unaudited and audited consolidated financial statements. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements.




                                       SIX MONTHS ENDED SEPTEMBER 30,                   YEAR ENDED MARCH 31,
                                 ------------------------------------------------------------------------------------
STATEMENT OF
OPERATIONS DATA:                          2001                 2000                   2001                  2000
                                 ------------------   --------------------   -------------------   ------------------
Sales...........................    $      7,173          $     15,475          $     57,287           $    141,827
Gross profit....................    $     (1,267)         $      8,891          $     22,192           $      1,475
Net loss........................    $   (372,641)         $ (1,043,073)         $ (1,446,171)          $ (3,453,789)
Net loss per share..............    $      (0.02)         $      (0.06)         $      (0.09)          $      (0.22)



                                                           SEPTEMBER 30,                      MARCH 31,
                                                                             ----------------------------------------
BALANCE SHEET DATA:
                                                       -------------------   -------------------   ------------------

Working capital.......................................    $     79,593          $     48,805           $    604,665
Total assets..........................................    $    236,594          $    402,975           $    965,130
Total liabilities.....................................    $    120,539          $    314,822           $    196,622
Shareholders' equity..................................    $    116,055          $     88,153           $    768,508


                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY OF OUR SECURITIES. THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVE SUBSTANTIAL RISKS ASSOCIATED WITH US AND OUR BUSINESS INCLUDING, AMONG OTHERS, RISKS ASSOCIATED WITH SUBSTANTIAL INDUSTRY COMPETITION, INSUFFICIENT REVENUES, AND A LIMITED OPERATING HISTORY.

GENERAL RISK FACTORS


     WE HAVE A HISTORY OF LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. We have incurred losses since our inception, and we expect to continue to incur additional losses. As of September 30, 2001, we had an accumulated deficit of $14,082,687. We cannot assure you that we will achieve or sustain profitability in the future.



     WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the Internet e-commerce industries. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.


     WE DO NOT GENERATE SUFFICIENT REVENUE TO FINANCE OUR OPERATIONS, AND WE RELY SUBSTANTIALLY UPON OUTSIDE FINANCING. We believe we are likely to remain unprofitable for the foreseeable future. Because of our inability to generate an operating profit in the near future, it will be necessary for us to rely upon external sources of financing. Based on our potential rate of cash operating expenditures and our current plans, the proceeds of our investment agreement with Swartz may constitute our principal source of financing. However, our ability to raise funds under the investment agreement is subject to certain conditions. These include the continuing effectiveness of a registration statement covering the resale of the shares sold under the investment agreement and a limitation on the number of shares we may issue based on the volume of trading in our common stock. We may be unable to satisfy one or more of these conditions. If we cannot obtain financing when needed, we may be forced to cease operations and abandon our business. You could lose your entire investment.


     OUR FUTURE PROFITABILITY REMAINS UNCERTAIN. We have suffered losses from operations, require additional financing, and we need to continue the expansion of our business divisions. Ultimately we need to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to attain profitable operations.


     OUR OFFICERS, DIRECTORS AND MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTERESTS DURING OUR OPERATIONS. Our officers, directors and management are affiliated with other companies that are engaged in the business of mineral exploration and Internet e-commerce. Such associations may give rise to conflicts of interest from time to time. A conflict of interest poses the risk that we may enter into a transaction on terms which would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

     YOU MAY SUFFER DILUTION IN YOUR OWNERSHIP OF OUR SHARES FROM THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES ISSUED TO OTHER PERSONS. There are outstanding options, warrants, and convertible securities to acquire shares of our common stock and we may grant additional rights in the future, including those that we may grant to Swartz. If any of the outstanding options, warrants, or convertible securities are exercised or converted, your percentage ownership in will be reduced. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which we can obtain additional financing. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities.

     THE EXERCISE OF OUR PUT RIGHTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS OF OUR COMMON STOCK. As we exercise our put rights under our investment agreement with Swartz, we will be required to issue shares of our common stock to Swartz at a price below the prevailing market price of our common stock. The shares issuable to Swartz upon exercise of put rights will be issued at a price equal to the lessor of (a) the market price for our common stock minus $0.075 or (b) 93% of the market price for our common stock. Accordingly, we will issue the shares issuable to Swartz upon exercise of our put rights at a rate that will be below the market price of our common stock. This, in turn, may decrease the price of our common stock and entitle Swartz to receive a greater number of shares of our common stock upon exercise of our put rights, and this may also decrease the exercise price of the commitment warrants issued to Swartz.

     "PENNY STOCK" RULES COULD AFFECT THE SECONDARY MARKET FOR OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES OF OUR COMMON STOCK. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock are subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

     A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR YOUR LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

RISK FACTORS RELATING TO OUR INTERNET WEB SITES

     WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other Internet based entities that maintain commercial Web sites relating to fine watches, jewelry, high-end gift and other luxury items. In addition, all major watch and jewelry manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

     The market for Internet-based commercial services is new, and we expect competition among commercial Web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

     OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the Timebeat.com brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if customers do not perceive us as an effective channel for purchases. Our failure to develop our brand name will have a material adverse effect on our business, results of operations, and financial condition.

     OUR PRODUCTS ARE SUBJECT TO DISCRETIONARY PURCHASING HABITS. The luxury and premium products which are offered on our Web sites are not usually purchased by the average consumer. The products are expensive and are marketed at consumers with discretionary or extra income. Discretionary income is usually tied to a strong financial market, job market, and an overall healthy economy. Accordingly, our sales are also subject to a healthy economy.

     WE DO NOT MAINTAIN AN INVENTORY OF WATCHES, AND WE RELY ENTIRELY UPON OUR CONTACTS IN THE WHOLESALE MARKET TO PURCHASE A WATCH ON THE SAME DAY IT IS ORDERED ON OUR WEB SITE. We do not maintain an inventory of watches. Instead, we rely entirely upon our contacts in the wholesale watch industry to purchase a watch on the same day it is ordered on our Web site. We cannot assure you that we will be able to purchase a watch on the day it is ordered, if at all. There is a possibility that our wholesale contacts may not have the particular watch. Further, we may have to pay more for a watch than what we originally expected when we priced the watch for purchase on our Web site. As a result, we may have to cancel certain orders and incur higher costs, which in turn will reduce or eliminate our revenue, if any.

     OUR SUCCESS WILL DEPEND ON GROWTH AND ACCEPTANCE OF INTERNET COMMERCE. The market for Internet-based businesses has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that consumers, who have historically relied upon retail stores, will accept new methods of conducting business and exchanging information. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based businesses fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

     OUR OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES AND GOVERNMENT REGULATION. There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase our costs.

To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

     SYSTEMS INTERRUPTIONS WILL ADVERSELY AFFECT OPERATIONS. Although we have agreements with host servers who maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition would be materially and adversely affected.

     SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

                                 USE OF PROCEEDS


     We will not receive any of the proceeds from the sale by the selling stockholders of the shares offered under this prospectus. We will, however, receive the sale price of any common stock we sell to Swartz Private Equity, LLC under our investment agreement with Swartz. We expect to sell to Swartz, subject to an effective registration statement and applicable volume and other limitations, up to $25,000,000 of our common stock. Additional amounts may be received if the warrants to purchase common stock are exercised. We intend to use the net proceeds received from Swartz in the following order of priority:


     DESCRIPTION:                                             AMOUNT:

  Expenses of Swartz Investment Agreement:
     Legal, Accounting, Issuance and Distribution.................$     100,000

  Inventory:
     Jewelry and Accessories:.....................................    4,000,000

  Marketing:......................................................    1,500,000

  Wages, Salaries and Additional Employees:.......................      400,000

  Reclamation Activities:.........................................       50,000
                                                                  -------------

     SUB-TOTAL:...................................................$   6,050,000

  Other Working Capital:..........................................   18,950,000
                                                                  -------------

     TOTAL........................................................$  25,000,000
                                                                  =============



     There can be no assurance that we will be able to put the entire $25,000,000 to Swartz, in which event our actual proceeds will decrease.


     The amount and timing of our actual expenditures for each of these purposes will vary significantly depending upon a number of factors, including Web site development efforts, competition, marketing and sales activity, and market acceptance of our Web sites. While we have prepared internal forecasts, we believe that these forecasts, as they apply to periods extending beyond the next few months, are inherently unreliable and that our actual cash requirements will differ materially from those we presently forecast. Our directors have discretion in the allocation and use of the net proceeds. Pending such uses, we intend to invest the proceeds in short term, investment-grade, and interest bearing securities.

                            MARKET FOR COMMON EQUITY


     Our common stock is traded on the over-the-counter bulletin board ("OTCBB") under the symbol "TMBT", and had also been traded on the Canadian Venture Stock Exchange f/k/a the Vancouver Stock Exchange under the symbol "TBE". We were cleared for trading on the OTCBB on June 3, 1994, and received our first quote in April 1998. We were de-listed in April 1999, and we voluntarily became a reporting company in October 1999, at which time we were again cleared for trading on the OTCBB. The following table sets forth the range of high and low closing bid quotations of our common stock for each fiscal quarter for our last two completed fiscal years, as well as the current interim period:


                                                    Bid or Trade Prices


2000 FISCAL YEAR                               HIGH                     LOW

Quarter Ending 06/30/99..............          n/a                      n/a
Quarter Ending 09/30/99..............          n/a                      n/a
Quarter Ending 12/31/99..............         $1.50                    $0.51
Quarter Ending 03/31/00..............         $2.00                    $0.75

2001 FISCAL YEAR                               HIGH                     LOW

Quarter Ending 06/30/00..............         $2.00                    $0.50
Quarter Ending 09/30/00..............         $0.88                    $0.50
Quarter Ending 12/31/00..............         $0.75                    $0.34
Quarter Ending 03/31/01..............         $0.50                    $0.25


2002 FISCAL YEAR                               HIGH                     LOW

Quarter Ending 06/30/01..............         $0.41                    $0.23
Quarter Ending 09/30/01..............         $0.77                    $0.20
Quarter Ending 12/31/01..............         $0.55                    $0.35



     As of January 11, 2002, the closing price for our common stock on the OTCBB was $0.47



     As of October 2, 2001, there were 166 record holders of our common stock.


     The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

     During the last two fiscal years, we have not declared cash dividends on our common stock and we do not anticipate that dividends will be paid in the foreseeable future.



                                 DIVIDEND POLICY


     We do not anticipate paying dividends on our common stock at any time in the foreseeable future. Our board of directors plans to retain earnings for the expansion of our business. Our directors also plan to regularly review our dividend policy. Any future determination as to the payment of dividends will be at the discretion of our directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and other factors as the board may deem relevant. We are not restricted by any contractual agreement by paying dividends.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     We were incorporated in the Province of British Columbia, Canada on May 23, 1986. In September 1999, we re-incorporated in the Yukon Territory, Canada, and we changed our name from AGC Americas Gold Corp. to Timebeat.com Enterprises Inc. On August 14, 2001 at a special meeting, our shareholders approved changing the domicile of the company from Yukon Territory, Canada, to the State of Nevada. The change was completed on October 16, 2001.



     In the past, we have had two separate business divisions: mineral exploration and Internet e-commerce. Previously, we had undertaken mineral exploration primarily for gold and silver worldwide, but we have been inactive on this front for a number of years. We own and operate two retail Internet Web sites, one of which caters primarily to people who have an interest in fine watches, jewelry, high-end gift and other luxury items, and the other of which caters to teenage and young adults who have an interest in fashion apparel, cosmetics, music, and travel.



     We have previously been in the business of acquiring, exploring, and if warranted, developing mineral properties primarily located in British Columbia, Canada. We have acquired and subsequently abandoned several mineral properties in pursuit of our business. Our current mineral properties are not in production and, consequently, we have no current operating income or cash flow from these properties. We have expensed all exploration costs relating to our properties and areas of geological interest. In early 1999, due to the price of minerals, we chose to examine other business possibilities and have been inactive in mineral exploration since that time, with any expenditures incurred since that time related to reclamation work.



     In March 1999, we entered the Internet and e-commerce business. We have completed the development phase of our Internet e-commerce division. In November 1999, we launched our first Web site, www.timebeat.com. This is an e-commerce Web site that markets and sells watches and jewelry, high-end gift items and other luxury items. In December 1999, in order to increase content and awareness of www.timebeat.com, we acquired our second Web site, www.watchzone.net. This is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturer's literature, and product demonstrations and evaluations.



     In May 2000, we began developing our new Web site called timebeat4teens.com. This Web site is an e- commerce site that will sell jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children.





     In June 2000, we launched our auction component of www.timebeat.com which offers an auction and authentication of time pieces, jewelry and special products. We offer a twelve-month assurance guarantee for our buyers, which we believe will increase their confidence in making a purchase. We authenticate the products and issue a certificate of authenticity on each purchase. Our buyers are able to review an independent appraisal of the product being purchased on the auction site. If a buyer is not satisfied at any time within 30 days from the date of purchase, a full refund will be made.



     In December 2000, we signed a licensing agreement with eBay, the world's leading online trading community. eBay users will be able to access content from our Web site www.watchzone.net. We are hopeful this will result in an increased number of visitors to our Web site.



     We have been receiving merchandise for www.timebeat4teens.com, and the merchandise has been entered into inventory. An account with UPS has been established and software has been provided as well. A merchant account has been approved and is operational, allowing customers to make purchases by credit card.

Timebeat4teens has also established relationships with various teen magazines that will assist us in the marketing of our unique site. The Timebeat4teens web site became fully operational in June of 2001. The Web site is database driven.



     We have only generated minimal revenues since our inception in 1986. As of September 30, 2001, we had an accumulated deficit of $14,082,687. We have suffered significant losses from operations, require additional financing, and need to continue our expansion of our Internet e-commerce businesses. Ultimately we need to generate sufficient revenues and successfully attain profitable operations. Our present operations do not generate sufficient revenues to cover our expenses. We cannot provide assurance that we will be able to do so. These factors, among others, raise substantial and compelling doubt about our ability to continue as a going concern.



RESULTS OF OPERATIONS - SIX MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 2000



     SALES. We incurred a net loss of $372,641 for the six months ended September 30, 2001, as compared to a net loss of $1,043,073 for the six months ended September 30, 2000. Our revenues were $7,173 for the six months ended September 30, 2001 as compared with revenues of $15,475 for the six-month period ending September 30, 2000. The revenues were generated from sales in our Internet operations, and are net of sales or promotional discounts. Revenue from the sale of products offered on both the Timebeat4teens and Timebeat websites is recognized when the goods are shipped and received. The cost of goods sold related to these revenues was $8,440 leaving a negative gross margin of $1,267 for the current period as compared to costs of goods sold of $6,584 and a gross margin of $8,891 for the six months ended September 30, 2000. The decreases in revenues for the current period are attributable to reduced watch and jewelry sales due to slower overall economic conditions and the Timebeat4teens site being very much at the start up phase with traffic just starting to build. We also introduced a new line of Allison watches in March 2001. To help increase awareness of the Timebeat4teens site and the new line of watches, we incurred some promotional costs which increased our costs of goods sold to such a degree that we had a negative gross margin. The cost of goods sold consisted primarily of the cost of the products, and included such items as inbound and outbound shipping costs. Cost of goods sold is comprised exclusively of the acquisition cost of the merchandise sold inclusive of any import duties. Our inventory is valued at the lower of cost and net realizable value. In addition, we generated interest income of $1,815. For the comparable period in 2000, we generated interest income of $16,121. The decrease is attributable to the cash balances being marginally lower during a period of lower interest rates decreasing interest income.



     EXPENSES. Our expenses were $373,189 for the six months ended September 30, 2001, as compared to $1,068,085 for the six months ended September 30, 2000. The decrease in expenses is partially attributable to a decrease in stock based compensation from $588,858 to $96,087. In addition, mineral exploration expenses decreased from $223,851 in the previous year to $4,433 in the current year. Shareholder information costs also decreased from $52,677 in the previous year to $12,924 in the current year. In accordance with certain United States Financial Accounting Standards Board accounting standards, we are required to establish a fair market value based method of accounting for stock option compensation plans. We use the Black Scholes Option Pricing Model to determine the fair market value of employee stock options and other security based compensation. In the six months ended September 2000, all stock based compensation was related to the grant of incentive stock options whereas for the six months ending September 2001, the stock based compensation included both incentive warrants and stock options.



     We expense Web site development expenditures in the year incurred. As described above, we began developing www.timebeat4teens.com in May 2000 and launched the auction component of www.timebeat.com in June 2000. Accordingly, management and consulting fees decreased from $35,248 for the three months ended September 30, 2000 to $18,042 for the three months ended September 30, 2001. Professional Fees are comprised primarily of legal fees. Professional Fees increased from $10,472 in previous year to $59,869 in the current year as we incurred additional legal fees related to the shareholder approval process and other work related to moving the domicile of the company from the Yukon Territory Canada to the State of Nevada and other efforts related to the transition as a US public company and the $25,000,000 equity line. The trend for higher legal fees is not expected to continue beyond December 2001 as all filings related to the equity line of credit should be completed and we have completed the change of legal domicile to the United States.



RESULTS OF OPERATIONS - YEAR ENDED MARCH 31, 2001 COMPARED TO YEAR ENDED MARCH 31, 2000



     TOTAL REVENUE. We incurred a net loss of $1,446,171 for the year ended March 31, 2001, as compared to a net loss of $3,453,789 for the year ended March 31, 2000. The substantial decrease in net loss was attributable to the decrease in stock based compensation, which dropped from $3,014,098 in 2000 to $676,808 in 2001. Our sales revenue dropped from $141,827 for year ended March 31, 2000, to $57,287 for year ended 2001. We believe the decrease was attributable to more competition on the Internet and our competitors being able to sell similar products below our cost of goods. Our gross margin, less cost of goods sold, was $22,192 for the year ended March 31, 2001, as compared to $1,475 for year ended 2000. This increase was attributable to our continued shift in emphasis from the sale of items which have lower profit margins to items which have higher profit margins. Revenue from the sale of fine gold jewelry and watches is recognized when the goods are shipped and received.



     COST OF REVENUE. The cost of goods sold consisted primarily of the cost of the products, and included such items as inbound and outbound shipping costs. Cost of goods sold is comprised exclusively from the acquisition cost of the merchandise sold, licenses and any import duties. Our inventory is valued at the lower of cost and net realizable value.



     OTHER REVENUE. We generated interest income of $17,772 for the year ended March 31, 2001, as compared to $10,296 for the year ended 2000.



     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our general and administrative expenses were $1,486,135 for the year ended March 31, 2001, as compared to $3,465,560 for year ended 2000. We expense Web site development expenditures in the year incurred. The increased expenditures were due to maintaining our two Web sites (www.timebeat.com and www.watchzone.net) and the design of our third Web site www.timebeat4teens.com, as compared to only one Web site for comparable 2000 period. This expense is reflected in higher wages which increased from $24,211 for year ended 2000 to $76,513 for the year ended March 31, 2001. The wages were primarily attributable to the development of www.timebeat4teens.com. Professional fees also increased from $21,695 for the year ended March 31, 2000 to $81,713 for year ended 2001. The additional legal and accounting fees were attributable to becoming a United States issuer, our change of domicile, and our investment agreement with Swartz, including the filing of our registration statement on Form SB-2. The trend for higher professional fees is expected until our registration statement is declared effective by the Securities and Exchange Commission and upon completion of our change of domicile.



LIQUIDITY AND CAPITAL RESOURCES



     During the six months ended September 30, 2001, we used cash of $281,888 for our operating activities, as compared to $396,092 for the period in 2000. The decrease in the amount of cash used in operating activities was attributable primarily to the decreased loss for the current period. We received proceeds of $264,289 from the issuance of our common stock during the six months ended September 30, 2001as compared to no proceeds during the six-month period ended September 30, 2000 when we raised no funds from financing. Our cash for investing activities was nil for the current period, as compared to $(7,519) for the period in 2000. At September 30, 2001 we had working capital of $79,593 as compared to $48,805 at March 31, 2001. The increase in working capital was primarily caused by reduction in accounts payable of and accrued liabilities from $168,390 to $115,819 and a reduction in payables due to related parties from $106,445 to $4,720. Collectively the reduction in these payables totaled $154,296.



     During the year ended March 31, 2001, we used cash of $753,188 for our operating activities, as compared to $537,852 for the year ended 2000. The increase was attributable to the development of WWW.TIMEBEAT4TEENS.COM. We received proceeds of $129,049 from the issuance of our common stock and share subscriptions during the year ended 2001, as compared to $1,183,328 for the year ended March 31, 2000. Our cash provided by investing activities was $117,087 for the year ended March 31, 2001, as compared to cash used of $100,164 for the year ended 2000, which consisted primarily of expenditures on restricted term deposits.



     At March 31, 2001, we had working capital of $48,805, as compared to $604,665 at March 31, 2000. The decrease in working capital was attributable to continued losses and reclamation expenditures.


FINANCIAL CONDITION


     Our total assets decreased from $402,975 at March 31, 2001 to $236,594 at September 30, 2001. The decrease was primarily attributable to the decrease in accounts receivable that was consumed in operations. Our stockholders' equity increased due to decrease in liabilities partially offset by an increase in the accumulated deficit that increased by the amount of our loss for the six months ended September 30, 2001.



     Our total assets decreased from $965,130 at March 31, 2000 to $402,975 at March 31, 2001. The decrease was primarily attributable to continued losses from operations.


CAPITAL ASSETS


     Our capital assets are recorded at cost and are amortized over their estimated useful lives. We use a declining balance method per annum as follows: office equipment 30%, computer equipment 30%, and computer software 30%. At September 30, 2001, our capital assets had a total net book value of $20,270, as compared to $23,337 at March 31, 2001.


SEASONALITY

     The sale of fine watches, jewelry, high-end gift and other luxury items is seasonal in nature, with cash flows typically peaking in the fall and winter months and reaching their lows in the summer and spring months. We expect future sales to follow this pattern. Accordingly, comparisons of quarterly information of our results of operations may not be indicative of our overall performance.

PLAN OF OPERATION


     MINERAL EXPLORATION. We have no foreseeable plans for our properties other than to maintain the leases and to carry out reclamation work. We anticipate retaining the services of contractors and other third parties to assist us in our reclamation activities. These contractors and other third parties generally use their own equipment and labor and, therefore, we do not anticipate hiring any employees for exploration activities during the next twelve months. While we do not foresee any future exploration activities, if any are undertaken, they will be subject to various federal, state and local environmental laws and regulations. These laws and regulations govern the protection of the environment, prospecting, exploration, development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. Should we undertake any exploration activities, we expect to be able to comply with these laws and do not believe that compliance will have a material adverse effect on our competitive position. Should an improved metals market cause us to re-examine our position, we intend to obtain all licenses and permits required by all applicable regulatory agencies in connection with our exploration and reclamation activities. We intend to maintain standards of compliance consistent with contemporary industry practice.



     INTERNET WEB SITES. During the fiscal year ended 2001, we entered into a number of agreements and alliances which had a positive impact on our Web sites' traffic. To date, however, they have not yet significantly impacted sales. We believe this may be due in part to the seasonal nature of luxury items and because www.watchzone.net, which generated most of the traffic, is not an e-commerce site. For the next twelve months, we intend to focus our resources and efforts on increasing sales and traffic on our Internet Web sites. At the timebeat.com website we will continue our efforts to provide superior service, extended product warranties, establish a high placement with the various search engines, create brand awareness with the intent to leverage that awareness by launching additional Web sites, and to expand into other areas which may offer a higher gross profit margin potential. In an effort to increase sales in the short-term, we have completed our auction service to differentiate our Web site from other luxury Web sites, which sell comparable items. We also believe that an auction service will appeal to our existing customers. In the long-term, we will focus on establishing additional strategic alliances and continuing our marketing and advertising to accelerate the adoption of our brand name and services. We do not expect to purchase any significant equipment during the next twelve months. At the timebeat4teens website we will establish a high placement on search engines.



     Subsequent to the end of the three-month period ending June 2001, we reached an agreement with MTV to participate in The Real World/Road Rules Battle of the Seasons show. Our logo and selected retail partners will be featured on-camera as well as verbally mentioned by the shows hosts. The show began production at the end of September 2001 and will begin airing on MTV in January 2002. It is one of the most watched shows on MTV, has been one of the more popular series on MTV since it first aired 3 seasons ago and is broadcast to over 70 million households in the U.S. Internationally MTV is broadcast to over 342 million households on its 16 stations in 140 countries. In conjunction with the partnership, Timebeat4teens.com will also be featured on the Real World/Road Rules Challenge website with a hyperlink to the Timebeat4teens.com site. The Real World website (www.bunim- murray.com) currently receives 25,000 hits per day, 6,000 of which are from unique users. This association with MTV is expected to increase the traffic to the timebeat4teens website.



     Additional marketing opportunities may be pursued if we grow during the next twelve months and if we able to sell shares of our common stock to Swartz.



     CHANGE OF DOMICILE. On October 16, 2001, we changed our domicile from the Yukon Territory to the State of Nevada, thereby becoming a Nevada corporation. Under the investment agreement with Swartz, we may issue and sell up to an aggregate amount of $25,000,000 of common stock from time to time during a three-year period. Although we do not know the extent to which we will utilize this method of financing, the investment agreement requires that we issue shares of common stock prior to receiving payment. This is not permitted by the corporate laws of the Yukon Territory, but it is permitted by the corporate laws of the State of Nevada. In addition, we no longer have a significant connection with Canada. Our operations take place outside of Canada and the majority of our shareholders reside in the United States. Also, we believe the change of domicile will improve our access to the capital markets within the United States and should enhance our ability to attract highly-skilled employees.



     POTENTIAL ACQUISITIONS. We anticipate we will complete our due diligence review of Frontline Performance, Inc. and MyBlue Fish by March 2002. As part of our review, we will require audited financial statements and key-employee agreements, which may include the issuance of stock options and warrants. If we are satisfied with our reviews, we will enter into formal agreements that will contain customary terms and provisions for similar acquisitions. We are not obligated in any way to acquire Frontline or MyBlue Fish.


ADDITIONAL FUNDING


     As of September 30, 2001 we had a working capital surplus of $79,593. This amount should increase as we completed a significant amount of reclamation work on the mineral properties and expect the return of the majority of the restricted term deposit of Cdn$20,000. Although we anticipate a minimal amount of work on our exploration properties during the next twelve months, exploration and reclamation are capital intensive. The cost to complete our objectives relating to the Web sites and our ongoing operation costs are also extensive. For these reasons, we believe we have sufficient working capital for the next few months. As a result, we will need external financing implement our plan of operations. On November 16, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock from time to time for up to an aggregate of $25 million. This financing allows us to issue common stock and warrants at our discretion as often as monthly as funds are needed in amounts based upon certain market conditions, and subject to an effective registration statement. The pricing of each common stock sale is based upon current market prices at the time of each drawdown, and we may set a floor price for the shares at our discretion. There is no assurance that this financing arrangement will enable us to implement our long-term growth strategy. Accordingly, our sources of financing are uncertain if the desired proceeds from the Swartz equity financing arrangement are not obtained. Our failure to obtain additional financing when needed could result in delay or the indefinite postponement of one or both of our business divisions and the possible loss of your entire investment.



                                    BUSINESS

BACKGROUND

     We were incorporated under the name Ocean Marine Technologies Inc. in the Province of British Columbia, Canada on May 23, 1986. We initially focused our business on the potential use of a research motor vehicle named Ocean Explorer
I. We intended to use this vessel in developing technology which would minimize the growth and spread of the Zebra Mussels in the Great Lakes. We borrowed funds from Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc., and our loans were secured by a mortgage against the Ocean Explorer I. We were unable to repay the loans and Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc. obtained a judgment against us in the amount of $263,000. Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc. subsequently agreed to accept the Ocean Explorer I "as is, where is", along with all of its liabilities, as full satisfaction of the judgment. Due to a number of circumstances, we decided to abandon our initial focus.

     We then entered into negotiations to possibly acquire several different companies. The first company was in the business of extracting nickel and other metallic elements from industrial plating wastes. The second company had a patented welding technology. After conducting our due diligence review of these companies, we decided not to finalize the acquisitions. We have no further obligations relating to these possible acquisitions.

MINERAL EXPLORATION ACTIVITIES


     In early 1993, we entered into the mineral exploration business to acquire, explore, and if warranted, develop mineral properties. On May 17, 1994, we changed our name to AGC Americas Gold Corp. to reflect our involvement in mineral exploration. We have acquired and subsequently abandoned several mineral properties in pursuit of our business. While we have discontinued our mineral exploration activities to focus our efforts on our Internet operations, we still hold the following mineral interests:



o JD GOLD-SILVER PROPERTY. Under an agreement with Energex Minerals Ltd., dated October 8, 1993, and amended October 13, 1993, we acquired 24 gold and silver claims in the Toodoggone area of the Omineca Mining Division in the Province of British Columbia, Canada, in exchange for payment of Cdn$45,000 and the issuance of 125,000 shares of common stock, with a deemed value of Cdn$0.25 per share. Energex Minerals Ltd. initially retained a 15% net profit interest in the claims. We also paid George F. Nicholson a finder's fee of Cdn$7,625 by issuing him 30,500 shares of common stock at a deemed value of Cdn$0.25 per share.



         We subsequently acquired the 15% net profit interest from Energex Minerals Ltd. for payment of Cdn$12,500 and the issuance of 100,000 shares of common stock. So long as the property is not in production, we are also required to pay Energex Minerals Ltd. a fixed annual royalty prior to December 31st of Cdn$3,588. As of December 19, 2001, we have paid all annual royalties to Energex Minerals Ltd.



         In 1995, 1996 and 1997, we acquired other claims surrounding the JD Gold-Silver property by staking property which was not previously owned.




o AL AND LAWYERS PROPERTIES. By a letter of intent dated December 6, 1996 with Cheni Resources Inc., we received the right to earn an undivided 100% interest in the AL and Lawyers properties comprising 22,645 acres in the Omineca Mining Division, and located 12 kilometers south of the JD Gold-Silver Property. The property may contain gold, silver, copper and other minerals. In exchange for this right, we are required to (1) make annual lease payments on or before December 31st of Cdn$18,000 to the Government of British Columbia, (2) issue 400,000 shares of common stock to Cheni Resources Inc., in separate amounts of 300,000 and 100,000 shares, (3) pay Cheni Resources Inc. Cdn$10,000, and (4) incur Cdn$500,000 in exploration expenditures on the property. As of December 31, 2000, we have fully performed our obligations and paid Cheni Resources Inc. Cdn$30,000 in lieu of issuing 100,000 shares of common stock.


         Accordingly, we own an undivided 100% interest in the AL and Lawyers properties subject to the following royalty interests: the AL property remains subject to a 7% initial production royalty and a 0.25% net smelter royalty interest on mined and milled in excess of 250,000 tons payable to Cameron Scott and Barry Price; both properties are subject to the aggregated 15% net profit royalty payable to Kinross Gold Corporation, Energex Minerals Ltd., and Cheni Resources Inc; and the Lawyer property remains subject to a 2% net smelter royalty payable to Cheni Resources Inc. (1.9%) and Meota Resources Corp. (0.1%). Cheni Resources Inc. is responsible for all reclamation required from activities performed up to December 6, 1999.


     We propose to maintain our interest in these properties and find a joint venture partner. The cost of maintaining these properties is less than $10,000 per year for the next few years.




INTERNET WEB SITES DIVISION

     The Internet has emerged as a global communications medium to deliver and share information and to conduct business electronically. International Data Corporation, a company that forecasts worldwide information technology market trends, estimates that the number of Web users worldwide will grow from approximately 144 million users in 1998 to 602 million users by the end of 2003. The dramatic growth in the number of Internet users has led to the proliferation of information and services available on the Internet, including e-commerce, e-mail, financial services, news and other content. We chose to enter this market in March 1999.

INTERNET WEB SITE TIMEBEAT.COM


     On March 5, 1999, we entered into a letter of intent with Watch Central Corporation and Timebeat.com Inc., our wholly owned non-public subsidiary which we incorporated in the State of Nevada on March 17, 1999. Under the letter of intent, we paid Watch Central Corporation $50,000 in exchange for its services to design, develop, beta test and implement an e-commerce Web site that would market, sell and repair fine gold jewelry and watches. We also pay Watch Central Corporation $3,000 a month for consulting services and $2,000 a month for rent. Watch Central Corporation subsequently became an affiliate as Alexander Vileshin is an officer and director for both us and Watch Central Corporation. In September 1999, we re-incorporated in the Yukon Territory, Canada, and changed our name to Timebeat.com Enterprises Inc. to reflect our new e-commerce focus.


     We launched our Web site in November 1999 and offer for sale brand name high quality watches and jewelry. Since we do not maintain an inventory of watches, we rely upon our contacts in the wholesale watch industry to purchase a watch the same day it is ordered on our Web site. We cannot assure you that we will be able to purchase products on the same day, or maintain our existing contracts. We do maintain an inventory of jewelry. We use and rely upon the information provided by each manufacturer to describe the products on our Web site.


     In June 2000, we launched our auction component of www.timebeat.com which offers an auction and authentication of time pieces, jewelry and special products. We offer a twelve month assurance guarantee for our buyers, which we believe will increase their confidence in making a purchase. We authenticate the products and issue a certificate of authenticity on each purchase. Our buyers are also able to review an independent appraisal of the product being purchased. If a buyer is not satisfied at any time within 30 days from the date of purchase, a full refund will be made.

INTERNET WEB SITE WATCHZONE.NET


     In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. Under an agreement dated December 14, 1999, we acquired the Web site and all related assets from Watchzone.net Inc., a Colorado corporation. In exchange for the acquisition, we gave certain watches and jewelry to each member of the management of Watchzone.net Inc with an aggregate value of $10,988. Each member of the management signed a two-year agreement to provide consulting services to us in exchange for options, a percentage of all advertising generated by the Watchzone.net banner advertising program, and the right to purchase any new watch each year for actual dealer cost. Also, we agreed to transfer the Web site and related assets back to the management of Watchzone.net Inc. if Timebeat.com Inc., our wholly-owned subsidiary, ceased to do business at any time before December 14, 2001.



     In November 2000, we entered into another agreement with the management of Watchzone.net Inc., which modified and replaced the original agreement. Under this agreement, we will receive all of the advertising revenue and will own the Web site even if Timebeat.com Inc. ceases to do business. In exchange, we granted an additional 75,000 options at a price of $0.56 per share, and repriced the previous options at $0.56 per share. We also made total cash payments of $8,436 in exchange for the domain name Watchzone.tv, non-compete provisions, and for advertising on our other Web sites.


     WWW.WATCHZONE.NET is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturers' literature, and product demonstrations and evaluations. Although we do receive some revenue from advertising sales, the primary purpose of WWW.WATCHZONE.NET is to increase awareness of WWW.TIMEBEAT.COM.

     In December 2000, we signed a licensing agreement with eBay, Inc. (NASDAQ:
EBAY), the world's leading online trading community. Under this agreement, eBay users will be able to access content from WWW.WATCHZONE.NET. We are hopeful this will result in an increased number of visitors to our Web site.

INTERNET WEB SITE TIMEBEAT4TEENS.COM


     In June 2001, we launched our new Web site called WWW.TIMEBEAT4TEENS.COM. This Web site is an e- commerce site that sells jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children. The Web site is database driven and all items, customer transactions and the functionality is based upon the Coldfusion platform. We have established relationships with various teen magazines to assist us in the marketing of our Web site.



     WWW.TIMEBEAT4TEENS.COM hosts over 70 virtual stores offering approximately 15,000 products including fashions from leading apparel manufacturers such as Trina Trk, Cottondale - Paris, Nannette Lepore, XOXO, Rem Garson, and over 3,500 different name brand men's and women's fragrances. We have an array of shoes, lingerie and handbags from manufacturers such as Steve Madden, Tuanh, Leah Aiken, Shirley of Hollywood, Leg Ave, Chateau, Leah Aiken, Moyna and Teresa Findlay. We also provide hotel and travel packages.



     On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the former husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on WWW.TIMEBEAT4TEENS.COM. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services on an as needed basis for compensation to be determined. The term of the agreement is one year.



     In July 2001, we entered into a Perfume Agreement with Palm Beach Perfumery, Inc., whereby Palm Beach Perfumery will process and distribute our first two fragrances. We have selectively test marketed the fragrances over the last two months, and we are in the process of applying for trademark protection. We anticipate launching our fragrances by March 2002.


CUSTOMERS


     We market our Web sites to a broad range of customers that vary in age and geographic location. To date, we have had limited sales to a limited number of customers. Our e-commerce Web site, www.timebeat.com, targets the affluent consumer and avid watch collector. Our informational Web site, www.watchzone.net, is also for the avid watch collector and enthusiast. Our new Web site, www.timebeat4teens.com, targets the young adult market age group between 10 to 24 years old. By cross-promoting our Web sites, we hope to increase our customer base.


KEY ALLIANCES AND RELATIONSHIPS

     We intend to establish additional relationships with a number of companies to accelerate the adoption of our brand name and our services. We believe that establishing strategic relationships will facilitate our brand awareness and provide early access to emerging technologies and new customers. Some of our existing relationships include the following:

     o DEALTIME.COM, which is an independent comparison shopping service that lists products and prices from our competitors; and

     o WEDDINGNETWORK.COM, which is a comprehensive wedding resource Web site designed to assist couples in planning weddings.

SALES AND MARKETING

     We believe that traditional retailers for luxury and premium products in the United States today can be grouped as follows:

     o High-end department stores and jewelry stores that often strive to provide a high level of customer service and a knowledgeable sales staff, but typically offer a limited selection of mid-range to high-end products;

     o National department stores that tend to carry broad selections of low-end to mid-range products from brands that are complementary to the stores' other offerings, but typically offer limited product-specific customer service;

     o Specialty and single brand stores, which are retail locations that carry a broad selection of specific product categories, but are limited to the geographic region in which the few physical stores are located; and

     o Boutiques, which are small stores, often located in malls, that generally carry a selection of the latest trends in lower-priced fashion products and accessories.

     We believe that traditional store-based retailers face a number of the following challenges in providing a satisfactory shopping experience for buyers of luxury and premium products:

     o Limited Selection. Selection is limited because physical retail space limits the number of styles and the amount of product inventory that may be carried by any one store. In addition, the significant carrying costs of physical inventory in multiple locations require traditional store-based retailers to focus their product selection on the most popular products which produce the highest inventory turnover, further limiting consumer selection.

     o High Operating Cost. Traditional store-based retailers have a high operating cost. Most of the leading luxury and premium product retailers are located either in the most exclusive and expensive shopping locales or in high-cost retail outlets or malls, both of which must be in close proximity to the target consumers. The location of these retailers is directly attributed to serving customers who are willing to physically visit their stores. Traditional retailers sell luxury products often at a significantly higher price than wholesale to cover their high operating cost. As a result, consumers ultimately pay for the higher costs of the retail store.

     o Time Constraints. The needs and time commitments of consumers are changing. Increasingly, luxury goods are appealing to a broader, more time-constrained consumer base that is not willing or able to spend the time necessary to shop in traditional store-based retail locations.

     o Limited Knowledge. In many cases, consumers are served by employees with limited knowledge regarding the features of the products they sell, whether due to high employee turnover, limited training or other factors.

     Put simply, traditional store-based retailers can only serve those consumers who have convenient access to their stores. The store-based retailers must open new stores to serve additional geographic areas, resulting in significant investments in inventory, physical space, leasehold improvements and the hiring and training of store personnel. We believe these challenges limit the traditional store-based retailers from offering an extensive selection of luxury and premium products, a broad geographic coverage and convenient access, and a staff which is sufficiently knowledgeable. We believe consumers often do not find shopping for luxury and premium products to be a convenient or enjoyable experience.

     Our online store is designed to provide consumers with a convenient and enjoyable shopping experience in a Web-based retail environment. The key components are:

     o Broad Product Selection. We offer a broad selection of luxury and premium products which would be economically and physically difficult to offer in a traditional store. This allows us to efficiently adjust our product mix and merchandising strategy. We offer a selection from several leading brands, in addition to brands which are difficult to find in traditional retail outlets. We believe that our wide selection and competitive prices increase the likelihood of a purchase.

     o Product Information. Our Web sites display detailed product descriptions and product photos. Our goal is to provide the consumer with product information to assist the consumer in making an educated and satisfactory purchase.

     o Customer Service. We are committed to providing customers with a high level of personalized service. Our customer service representatives are available over the telephone and through e-mail, and are trained to answer a broad array of questions regarding product styles, features, technical specifications, as well as product recommendations. Before shipping a product, we inspect each product, and in the case of watches, set the time and date for the customer. In addition, we offer complimentary gift-wrapping and same-day shipping on orders placed before 4:00 p.m. Eastern Standard Time and free standard overnight shipping in the United States. We offer a 60-day return policy on new watches, and a 30-day return policy on all other products to ensure customer satisfaction. We also offer our watch customers a certification of authenticity, repair and battery replacement services and a Timebeat.com warranty for the length of the manufacturer's warranty plus an additional two years.

     o Geographic Location. By selling online, we are able to sell reach consumers throughout the U.S. and worldwide. Consumers are able to go to one location and find an extensive selection of products and information as compared to visiting several stores with limited product offerings.

     We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. The development and awareness of the Timebeat.com brand will depend largely on our ability to allocate our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand name if customers do not perceive us as an effective channel for purchases.



RESEARCH AND DEVELOPMENT

     We do not spend a significant amount of time or money on research and development. Instead, we rely heavily on third parties for essential business operations, including: Internet access; development of software for new Web site features; content; and telecommunications. Our Web sites are hosted through the following companies:

     o WWW.TIMEBEAT.COM is hosted by Beyond Solutions Inc. in St. Joseph, Missouri;

     o WWW.WATCHZONE.NET is hosted by HyperMart Network in Seattle, Washington; and

     o WWW.TIMEBEAT4TEENS.COM is hosted by Global Internet Partners Inc. in Colton, California.

     We have limited control over these third parties, and we are not their only client. We may not be able to maintain satisfactory relationships with any of them on acceptable commercial terms. We cannot be certain that the quality of products and services that they provide may remain at the levels needed to enable us to conduct our business effectively.

COMPETITION

     The e-commerce and Web site industries on the Internet are intensely competitive, highly fragmented and rapidly changing. There are many individuals and companies which are engaged in these businesses, some of which are very large, companies with substantial capabilities and long-term earning records. Some of our competitors include Ashford.com for watches and jewelry, eBay.com for auctions, and Alloy.com for the young adult market. We expect future competition to intensify given the relative ease with which new Web sites can be developed.

     We also compete with traditional outlets and high-end department stores such as Saks Fifth Avenue and Neiman Marcus, jewelers such as Zales and national department stores such as Macy's. We also compete with manufacturers of our products that decide to sell directly to the customers, either through physical retail outlets or through an online store. Traditional store-based retailers also enable customers to see and feel products in a manner that is not possible over the Internet.

     We believe the following are the principal competitive factors in our markets:

     o    brand recognition;
     o    selection;
     o    convenience of location;
     o    order delivery performance;
     o    customer service; and
     o    price.

     Many of our current and potential traditional store-based and online competitors have longer operating histories and larger customer or user bases. This, in turn, means that they have greater brand recognition and significantly greater resources than we do. Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can. In addition, larger, well-established companies may acquire, invest in or form joint ventures with our online competitors. Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory policies than we can. There can be no assurance that we will be successful in our operations.

GOVERNMENT REGULATION

     There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase costs or otherwise have a material adverse effect on our business, results of operations, and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

POSSIBLE ACQUISITIONS

FRONTLINE PERFORMANCE, INC.


     On April 12, 2001, we entered into a letter of intent with Frontline Performance, Inc., a California corporation ("Frontline") that designs apparel for professional dancers and cheerleaders, and for those with an active lifestyle. Under the letter of intent, we have the right to acquire Frontline by exchanging 312,500 shares of our common stock for all of the issued and outstanding shares of Frontline. If we acquire Frontline, we will also have to pay $200,000 which would be used to reduce Frontline's debt.



     Our possible acquisition of Frontline is contingent upon our satisfactory due diligence review. As part of our review, we will require audited financial statements and key-employee agreements, which may include the issuance of stock options and warrants. We anticipate we will complete our due diligence by March 2002. If we are satisfied with our review, we will enter into a formal share exchange agreement that will contain customary terms and provisions for similar acquisitions. We are not obligated in any way to acquire Frontline.



MYBLUE FISH, INC.



     On May 2, 2001, we entered into a letter of intent with MyBlue Fish, Inc., a Florida corporation that designs and manufacturers active wear apparel for women. Under the letter of intent, we have the right to acquire MyBlue Fish or its assets at a price to be determined. Our possible acquisition of MyBlue Fish is contingent upon our satisfactory due diligence review. As part of our review, we will require audited financial statements and key- employee agreements, which may include the issuance of stock options and warrants. We anticipate we will complete our due diligence by March 2002. If we are satisfied with our review, we anticipate that our payment may consist of cash, shares of our common stock or warrants, or a combination thereof, and the formal agreement will contain customary terms and provisions for similar acquisitions. We are not obligated in any way to acquire MyBlue Fish.


EMPLOYEES


     As of December 19, 2001, we had 1 part-time employee and a number of part-time seasonal contractors and consultants. None of our employees is covered by a collective bargaining agreement. We believe our relations with our employees are good.

PRINCIPAL OFFICES


     We have offices in Vancouver, Canada, where we occupy approximately 800 square feet on a month-to-month basis. We pay rent to an affiliate of $850 a month, and we believe our relationship with our affiliated-landlord is good.



     We are renting office and storage space from our affiliate, Watch Central Corporation. Under the Letter of Intent dated March 5, 1999, we pay Watch Central Corporation $2,000 a month for space located in New York, New York. This office is occupied primarily by our President, Alex Vileshin, and we also maintain our inventory of jewelry at this location as well.



     We are also renting space in Palm Beach Gardens, Florida. On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the former husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on www.timebeat4teens.com. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services at the rate of $4,000 per month. The term of the agreement is one year.


LEGAL PROCEEDINGS

     Except for the following, there are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened: a claim has been made against us by our previous landlord for rent in the amount of $21,008. We are disputing the claim, and the amount of loss cannot be reasonably estimated. We have not accrued an amount in our financial statements, and any loss will be accounted for in the period in which the loss can be reasonably estimated. There are no pending legal proceedings relating to this claim.


      A joint claim for $61,522 had been made against us for mineral property work. We accrued $24,703 at March 31, 2001 for the claim. We resolved the claim in December 2001 by issuing 50,000 shares to the claimant.



                                    PROPERTY


     Although we are no longer a mineral exploration company, we still own the JD Gold-Silver Property. The JD Gold-Silver Property consists of 33 mineral claims on approximately 25,203 acres. The JD Gold-Silver Property is located in the Toodoggone area of the Omineca Mining District in north-central British Columbia, Canada, and is approximately 180 miles north of the town of Smithers. The property lies within the Omineca Mountains in N.T.S. 94E/06 and is centered on 57 26' N 127 09' W.


     The JD Gold-Silver property is located in the central part of a northwest-trending, 50 mile by 20 mile belt of early Jurassic volcanic rocks known as the Toodoggone Formation (Carter, 1972) . The Toodoggone Formation is a sub-aerial pyroclastic assemblage of andesitic to dacite composition which hosts a number of gold-silver deposits. These deposits occur as fissure veins, quartz stockwork, breccia zones, and zones of silicification. Principal ore minerals include argentite, electrum, native gold, and silver and lesser chalcopyrite, galena, and sphalerite.




     We acquired the property in 1993. In 1994, we performed detailed geological mapping, soil and rock sampling, induced polarization surveys, and drilled 32 diamond drill holes totaling 6,800 feet. Our assays in 1994 were fire assayed atomic analysis, and where warranted by mineralization, were subject to gravometric assays. In 1996 we completed a delineation drilling program consisting of 58 diamond drill holes totaling 19,998 feet. Additional drilling, induced polarization and magnetometer surveys were also completed. Our assays in 1995, 1996, and 1997 were fire assayed atomic analysis except, where warranted by mineralization, were further assayed using metallic screen analysis. Initial fire assays and metallic screen assays were undertaken by Ecotech

Laboratories of Kamloops of British Columbia, and metallic screen assays and check or duplicate fire assays were undertaken by Loring Laboratories of Calgary, Alberta.

     The JD Gold-Silver Property was never in production and, consequently, we never received operating income or cash flow from this property, or any other mineral property which we hold or held. We will continue our reclamation activities and monitor the price of gold and market conditions to determine if it is in our best interests to maintain or abandon the JD Gold-Silver Property.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our officers and directors are:

     NAME                       AGE     TITLE(S)
     ----                       ---     --------

     Alexander Vileshin         37      Chief Executive Officer, President and
                                        Director since August 1999

     Thomas L. Crom III         46      Director since September 1996 and
                                        Secretary since August 1999

     Michele Albo               40      Director since August 1999

     Our directors are elected by our shareholders and our officers are appointed annually by our board of directors. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our officers and directors.

     ALEXANDER VILESHIN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Vileshin has over 18 years experience in the watch industry. From February 1981 through July 1995, Mr. Vileshin was employed by Tourneau, Inc., located in New York, New York, which is an international watch and jewelry retailer. Mr. Vileshin started with Tourneau, Inc. as a watch technician and left in 1995 as vice-president in charge of Estate Sales. He was responsible for all estate and used watch purchases and managed over 70 individuals in three departments which had annual sales in excess of $15 million. From 1995 until present, Mr. Vileshin has served as Vice- President, Marketing & Creative Development for Joseph Edwards Inc., a New York City based retailer of Swiss watches and other luxury items. At Joseph Edwards Inc., Mr. Vileshin is responsible for marketing, sales, purchasing, inventory control and management information systems. He was also responsible for the design, supervision and building of its flagship store in New York City. Mr. Vileshin attended Queens College, a school of computer science in New York City for two years and did not receive a degree. He also attended technical and trade education in courses offered by Rolex USA, Ebel, Bulova School, NAWC and Baume & Mercier.

     THOMAS L. CROM III, SECRETARY AND DIRECTOR. Thomas Crom is currently a director of three U.S. companies: Dragon Diamond Corp., a publicly traded company engaged in mineral exploration with offices in Payson, Arizona, Anthem Inc., a non-active corporation with offices in Payson, Arizona, and Popmachine.com Corp., a Web site that focuses on the music industry with offices in Payson, Arizona. Mr. Crom has also been the chief financial officer of Dragon Diamond Corp. since 1988. Mr. Crom earned a bachelor of science degree in Commerce with a major in business from Santa Clara University in 1977, and a masters of science degree from Golden Gate University in 1983. Since 1993, Mr. Crom has been a self-employed consultant and provides services to the mining industry as well as to other public companies. From 1989 to 1993 he served in various senior management positions with other public companies.


     MICHELE ALBO, DIRECTOR. Ms. Albo earned a bachelor of arts degree from the State University at Buffalo in 1982. Ms. Albo has over 15 years experience in the watch and jewelry industry. From 1989 through 1997, Ms. Albo was a manager at Tourneau, Inc. in the watch accessories division which had annual revenues in excess of $5,000,000 per year. She was responsible for inventory, distribution and importing, and hiring, training and supervising a staff of 40 individuals. From 1997 to present, Ms. Albo has been a self employed consultant to the watch and jewelry industry.

KEY EMPLOYEE


     TERRY ALLISON, VICE-PRESIDENT. Under an employment agreement dated November 1, 2000, we employed Mr. Allison for a term of two years, and have an option to extend the term for another two years. Mr. Allison is responsible for the Internet watch division. Under the agreement, we paid Mr. Allison $1,500 for his previous Web site repair services, and also agreed to pay Mr. Allison a salary of $3,500 per month. In addition, we agreed to pay Mr. Allison an amount equal to 10% of the pre-tax profit for sales via the Watchzone.net Web site for each fiscal year during the term of the agreement. If we open a retail location in Colorado, Mr. Allison will also receive an amount equal to 10% of the pre-tax profit from those sales as well.


     From March 1995 to September 2000, Mr. Allison was the president of Deck Stars, Inc., a company that designs and builds decks in Littleton, Colorado. From June 1990 to March 1995, he was a sales manager at Bally Total Fitness, a health club located in Arvada, Colorado. Although Mr. Allison did not earn a degree, he attended classes at Pueblo Community College, Pueblo, Colorado in 1990, classes at Red Rocks Community College, Lakewood, Colorado in 1992, and classes at Arapahoe Community College, Littleton, Colorado in 1993.

CONFLICTS OF INTEREST

     Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Insofar as the officers and directors are engaged in other business activities, we anticipate they will devote only a minor amount of time to our affairs.

     Our officers and directors are now and may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

     Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

     We do not have any standing audit, nominating, or compensation committees of our board of directors.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION


     The following table sets forth information for all persons who have served as the chief executive officer of the Company during the last completed fiscal year. No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000. Accordingly, no other executive officers of the Company are included in the table.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                             -------------------------------------------------------------------------------------
                                                                                  AWARDS                PAYOUTS
                                                         ---------------------------------------------------------
                                                             OTHER                      SECURITIES
  NAME AND                                                  ANNUAL       RESTRICTED     UNDERLYING                  ALL OTHER
  PRINCIPAL                                                COMPENSA-        STOCK        OPTIONS/         LTIP       COMPEN-
  POSITION         YEAR       SALARY ($)     BONUS ($)     TION ($)     AWARD(S) ($)     SARS (#)       PAYOUTS    SATION ($)
------------------------------------------------------------------------------------------------------------------------------
Alexander          2001        $24,500         $0.00          (1)<F1>         0           286000           0           (1)<F1>
Vileshin (1)<F1>   2000        $31,500         $0.00          (1)<F1>                                                  (1)<F1>
------------------------------------------------------------------------------------------------------------------------------
---------------

(1)<F1> Under an agreement dated March 5, 1999 with Watch Central Corporation, a company controlled by Mr. Vileshin, Watch Central Corporation provides consulting services in exchange for $3,000 per month, plus reasonable expenses. In addition, we pay Watch Central Corporation $2,000 per month in rent. We paid Watch Central Corporation a total of $41,787 for rent and wages during fiscal year ended 2000, and $76,975 during fiscal year ended 2001. During the fiscal year ended 2001, we sold $26,812 of merchandise to Watch Central Corporation and purchased $9,054 of merchandise from Watch Central Corporation. Watch Central Corporation owed us $32,084 as of March 31, 2001, and $24,972 as of March 31, 2000. These receivables were the result of sales. We owed Watch Central $61,367 as of March 31, 2001 and $111,748 as of March 31, 2000, primarily as a result of consulting fees, wages, web hosting, and other expenses. Joseph Edwards, a company under the significant influence of Mr. Vileshin, owed us $39,370 as of March 31, 2001 and $39,440 as of March 31, 2000 as a result of sales. We owed Joseph Edwards $39,440 as of March 31, 2001 and 2000 as a result of sales made to Joseph Edwards. During fiscal 2001 and 2000, we made purchases of $9,054 and $128,868, respectively, of merchandise from Watch Central Corporation. There were no purchases from Watch Central during fiscal 1999. We also paid Watch Central $24,500 in fiscal 2001 and $31,500 in fiscal 2000 as a management fee for the services of Mr. Vileshin. This is reflected as salary in the above table. There were no other transactions between us and Watch Central Corporation during the fiscal years ended 2000 and 1999.



     Other than the above, we do not pay monetary compensation to our officers and directors, nor do we compensate our directors for attendance at meetings. We do reimburse our officers and directors for reasonable expenses incurred during the course of their performance. There are no employment agreements with any of our executive officers, and we have no longer-term incentive or medical reimbursement plans. We anticipate offering some form of incentive-based monetary compensation in the future.



                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF         VALUE OF UNEXERCISED
                                                                                UNEXERCISED            IN-THE-MONEY
                                                                            OPTIONS/SARS AT FY-     OPTIONS/SARS AT FY-
                              SHARES ACQUIRED ON                            END (#) EXERCISABLE/   END ($) EXERCISABLE/
NAME                             EXERCISE (#)         VALUE REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Alexander Vileshin                    -0-                     -0-                 590,000/0                 0/0
------------------------------------------------------------------------------------------------------------------------


STOCK OPTION PLANS


     On August 20, 1999, we established a new stock option plan. Under the plan, our board of directors may from time to time grant up to 3,200,000 options to purchase shares of our common stock. The options may be granted to our officers, directors, employees or consultants. As of March 31, 2001, we granted a total of 1,9210,00 options, leaving 1,279,000 options available under the plan. All options granted prior to August 20, 1999 were rolled into the new stock option plan.



     The following table provides certain option, warrant and rights information (whether vested or not) as to the officers and directors individually, and as a group, as of December 5, 2001:



                                      TITLE OF         NUMBER OF         DATE       EXERCISE PRICE
NAME OF HOLDER                       SECURITIES        SECURITIES      OF GRANT        IN CDN $       EXPIRATION DATE
--------------                       ----------        ----------      --------        --------       ---------------

Alexander Vileshin                    Options           304,000        03/08/99         $0.77            03/08/04
   Director & President                                  50,000        06/01/99         $1.03            06/01/04
                                                        236,000        09/30/99         $0.76            09/30/04

Michele Albo                          Options           142,500        09/30/99         $0.76            09/30/04
   Director

Thomas L. Crom                        Options           300,000        08/16/99         $0.76            08/16/04
   Director & Secretary               Warrants           75,000        06/13/01         $0.45            01/12/03

Officers & directors as a group       Options          1,107,500
(3 persons)                           Warrants           75,000


                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock on January 3, 2002, by each officer and director, and all officers and directors as a group, as well as all persons who own greater than 5% of our outstanding shares, and as adjusted to reflect the issuance of the shares covered by this prospectus:


                                                                                      PERCENTAGE OF SHARES
                                                                                     BENEFICIALLY OWNED (2)<F2>
                                                                         -----------------------------------------

                                                    NUMBER OF SHARES             BEFORE                  AFTER
NAME OF BENEFICIAL OWNER (1)<F1>                   BENEFICIALLY OWNED           ISSUANCE                ISSUANCE

Thomas L. Crom III                                     535,000(3)<F3>             2.9%                    1.0%
P.O. Box 9
Payson, Arizona 85547-0009

Michele Albo                                           226,400(4)<F4>             1.2%                    0.4%
332 Tulip Lane
Freehold, New Jersey 07728

Alexander Vileshin                                     621,500(5)<F5>             3.3%                    1.1%
235 E. 40th Street, Apt. 34II
New York, New York 10016

All executive officers and directors as a group       1,382,900(6)<F6>            7.1%                    2.4%
(3 persons)

---------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.


(2)<F2> Percentages before issuance are based on 18,216,770 shares of common stock outstanding as of January 3, 2002. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from January 3, 2002, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Percentages after issuance also include (solely for purposes of this prospectus) up to an aggregate of 35,000,000 shares of our common stock that we may sell to Swartz pursuant to our investment agreement with Swartz and 994,400 shares of common stock underlying warrants to purchase shares of our common stock issuable in connection with the investment agreement, and 2,186,835 shares issuable upon exercise of warrants.



                                       27





(3)<F3> Includes 425,000 shares issuable upon exercise of stock options and warrants and a stock grant.



(4)<F4> Includes 161,400 shares issuable upon exercise of stock options and a stock grant.



(5)<F5>  Includes 590,000 shares issuable upon exercise of stock options.



(6)<F6> Includes 1,176,400 shares issuable upon exercise of the stock options and warrants and stock grants.



                              CERTAIN TRANSACTIONS

     Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.


     HENRY MEYER, FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER. In February 1998, invoices totaling Cdn$87,962 were discovered to have been improperly submitted and paid to a company controlled by Mr. Meyer. We disallowed those invoices, Mr. Meyer resigned on February 28, 1998, and the money was subsequently returned to us. We have since implemented financial controls which require the approval of at least two directors or officers before our checks can be issued.



     DONALD NICHOLSON, FORMER DIRECTOR AND CHIEF EXECUTIVE OFFICER. Under an agreement dated March 5, 1998, MTI Holdings, a company controlled by Mr. Donaldson, provides management services in exchange for Cdn$5,000 per month, plus reasonable expenses. The agreement terminated on August 20, 1999. We paid Cdn$12,500 for fiscal year 1998, Cdn$48,300 for 1999, and Cdn$17,500 for 2000.



     ROBERT G. MCMORRAN, FORMER DIRECTOR. Under an agreement dated August 27, 1998, Malaspina Consultants Inc., a company controlled by Mr. McMorran, provides accounting, administrative, investor relations and financial consulting services in exchange for Cdn$4,000 per month, plus reasonable expenses. We also pay Malaspina Consultants Inc. Cdn$850 per month as rent. We paid Cdn$26,400 for fiscal year 1999, Cdn$57,085 for 2000, and Cdn$51,500 for 2001, exclusive of payments for rent.



     The following table provides certain option information of Malaspina Consultants as of March 31, 2001:


     Number of Shares      Grant Date      Exercise Price      Expiration Date
     ----------------      ----------      --------------      ---------------
          64,000            09/30/99            $0.22              09/30/04


     Malaspina Consultants Inc. exercised a total of 64,000 options in July and August 2001.



     MICHELE ALBO, DIRECTOR. Under a written agreement with Ms. Albo, she provides consulting services in exchange for a compensation based on her time not to exceed $1,500 per month, plus reasonable expenses. We paid Ms. Albo a total of $15,600 during the fiscal year ended 2000 and $27,500 during the fiscal year ended 2001. During fiscal 2001 we also paid Ms. Albo rent of $5,300 to store inventory for the teensite. There were no rent payments in fiscal 2000 or 1999. As of March 31, 2001, we owed Ms. Albo a total of $1,988 of which $1,000 was for services and $988 was for expenses. On December 3, 2001, we authorized the issuance of 18,900 shares of our common stock to Ms. Albo for services valued at $7,000.



     THOMAS L. CROM, III, SECRETARY AND DIRECTOR. Under a written agreement with Eureka Ventures Inc., a company wholly-owned by Mr. Crom III, he provides consulting services in exchange for compensation based on his time which ranges between $1,000 to $3,500 per month, plus reasonable expenses. We paid Mr. Crom III a total of $12,500 during the fiscal year 2001, $15,600 during the fiscal year 2000, and a total of $17,200 in 1999. As of March 31, 2001, Mr. Crom owed us $3,000. During fiscal 2001 we paid Eureka Ventures Inc., a company wholly-owned by Mr. Crom, Cdn$36,000 in consulting fees and rent of $2,250. On November 24, 2001, we authorized the issuance of 50,000 shares to Mr. Crom for services to be provided through December 31, 2001. The shares were valued at $0.45 per share.





     PALM BEACH CONSULTING CORP. On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the former husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on www.timebeat4teens.com. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services on an as needed basis at the rate of $4,000 per month. The term of the agreement is one year. For the fiscal year ended March 31, 2001, we paid Palm Beach rent of $650.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK


     We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of January 3, 2002, there were 18,216,770 shares of common stock outstanding, which were held of record by 166 stockholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Pacific Corporate Trust Company. Its address is 625 Howe Street, 10th Floor, Vancouver, British Columbia V6C 3B8 Canada, and its telephone number is (604) 689-9853.


                              INVESTMENT AGREEMENT

OVERVIEW


     On October 10, 2001, we entered into a second amended and restated investment agreement with Swartz Private Equity, LLC, which amended and restated our investment agreement dated November 16, 2000 and our amended investment agreement dated April 10, 2001. The investment agreement entitles us to issue and sell our common stock from time to time for up to an aggregate of $25 million during a maximum of three years following the effective date of the registration statement of which this prospectus forms a part, on condition that we meet certain listing and pricing requirements described in the investment agreement. This right is referred to as a "put right."


PUT RIGHTS

     In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the shares of our common stock that we issue as a consequence of our invoking the put right. Additionally, we must give at least 10 but not more than 20 business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) that we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The designated maximum dollar amount can be no more than the lesser of: 80% of the closing bid price on the business day before our advance notice or the closing bid price on the business day before the advance put notice minus $0.125. The number of shares of our common stock we sell to Swartz may not exceed the lesser of:


     (1)   1,500,000 shares,

     (2) 15% of the sum of the aggregate daily reported trading volume of our common shares, excluding certain block trades of our common stock, during the 20 business days after the put date, excluding any trading days in which our common stock trades below a price based upon a minimum price, if any, that we specify in our put notice; or

     (3) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 61 days preceding the put date, would exceed 9.9% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

     However, in no event shall Swartz be required to purchase an amount greater than 15% of the sum of the aggregate daily reported trading volume of our common stock, excluding certain block trades, during the 20 business days before the advance notice we give to Swartz.


     The market price of shares of our common stock during the 20 business days immediately following the put date is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. For each share of our common stock, Swartz will pay us the lesser of (1) the market price for each share, minus $0.075, or (2) 93% of the market price for each share, except that Swartz must pay at least the designated minimum per share price, if any, we specify in our notice. However, if we specify a minimum price, the volume limitations discussed above may reduce the number of shares which Swartz is required to purchase. Market price is defined as the lowest closing bid price for our common stock during the 20 business day pricing period immediately following the put date.



     The following is an example of the calculation of a put we would issue to Swartz in connection with that put based on hypothetical assumptions:



               For purposes of this example, suppose we provide a put notice to Swartz, and that we set the threshold price at $0.30 per share, below which we will not sell any shares to Swartz during this purchase period. For the first trading day in the example in the table below, we multiply 15% times the total shares traded (18,400) to get 2,760 shares and perform this calculation for each of the 20 trading days during the purchase period, excluding any days on which the daily trading price was below the trigger price. The trigger price is defined as the greater of the threshold price ($0.30 in this example) plus $0.075 or the threshold price divided by .93. In this example, the trigger price is $0.375 and no trading days are excluded.

                      CLOSING BID            TOTAL SHARES           NUMBER OF
  TRADING DAY        PRICE ($) (1)              TRADED             SHARES SOLD
--------------------------------------------------------------------------------
       1                 0.45                    18,400                2,760
--------------------------------------------------------------------------------
       2                 0.45                   110,800               16,620
--------------------------------------------------------------------------------
       3                 0.46                    31,900                4,785
--------------------------------------------------------------------------------
       4                 0.46                    27,000                4,050
--------------------------------------------------------------------------------
       5                 0.46                    39,700                5,955
--------------------------------------------------------------------------------
       6                 0.46                    43,300                6,495
--------------------------------------------------------------------------------
       7                 0.43                    56,100                8,415
--------------------------------------------------------------------------------
       8                 0.43                   130,200               19,530
--------------------------------------------------------------------------------
       9                 0.40                    31,100                4,665
--------------------------------------------------------------------------------
      10                 0.44                    41,300                6,195
--------------------------------------------------------------------------------
      11                 0.43                     7,300                1,095
--------------------------------------------------------------------------------
      12                 0.45                     6,000                  900
--------------------------------------------------------------------------------
      13                 0.45                     4,200                  630
--------------------------------------------------------------------------------
      14                 0.44                    30,200                4,530
--------------------------------------------------------------------------------
      15                 0.41                    51,500                7,725
--------------------------------------------------------------------------------
      16                 0.42                    27,700                4,155
--------------------------------------------------------------------------------
      17                 0.41                    73,000               10,950
--------------------------------------------------------------------------------
      18                 0.45                    83,000               12,450
--------------------------------------------------------------------------------
      19                 0.45                     8,600                1,290
--------------------------------------------------------------------------------
      20                 0.46                     4,600                  690
--------------------------------------------------------------------------------
    Totals                                      825,900              123,885
--------------------------------------------------------------------------------
-------------------
(1) The share prices are illustrative only and should not be interpreted as a forecast of share prices or the expected or historical volatility of the share prices of our common stock.



         The total number of shares that we would issue to Swartz for this put would be 123,885 shares. Swartz will purchase the shares at a purchase price equal to the lesser of: (a) the market price for the applicable pricing period (market price is defined as the lowest closing bid price during the pricing period) minus $0.075 or (b) 93% of the market price. In this case, Swartz would pay $0.325 per share for 123,885 shares equaling $40,262.625. There is no placement agent involved in this transaction to receive any other fees.



     We are registering 35,000,000 shares to be sold to Swartz in puts. Therefore, in order for us to receive $25,000,000 the average sale price of these shares would need to be $0.715. Unless our share price increases substantially, we will need to register additional shares in order to access the $25,000,000 maximum.



     Our average closing price for the 30-day trading period beginning on November 1, 2001 on the OTC Bulletin Board was $0.425. The maximum allowable number of shares per put under the Investment Agreement is 1,500,000 shares. Assuming our trading price remained at its current level, even if we put the maximum allowable shares per put to Swartz under the Investment Agreement, each put would yield only $525,000 in proceeds to us. The restrictions discussed, such as the restriction limiting the put amount to a percentage of our aggregate trading volume, may operate to prevent us from putting the maximum allowable number of shares. The average trading volume for the 30-day trading period beginning on November 1, 2001, was 35,893 shares per day. Therefore, we would have been restricted to putting 5,384 (15% of 35,893 shares) per day yielding approximately $37,688 in the 20-day put period. The 35,000,000 shares that Swartz may sell under this prospectus would represent approximately 66% of our outstanding shares if they were all issued, and assuming that we do not issue any other shares in the future.

LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS


     We may not initiate a put if, as of the proposed date of such put:


     o we have issued shares of our common stock that have been paid for by Swartz and is equal to the maximum offering amount;


     o the registration statement covering the resale of the shares becomes ineffective or unavailable for use; or



     o our common stock is not actively trading on the OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, or is suspended or delisted with respect to the trading of the common stock on such market or exchange.



     If any of the following events occur during the pricing period for a put, the volume accrual shall cease. For the put, the pricing period shall be adjusted to end 10 business days after the date that we notify Swartz of the event, and any minimum price per share we specified shall not apply to the put:


     o we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;

     o we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;

     o we have made a distribution to the holders of our common stock of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period;


     o we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period, the registration statement covering the resale of the shares becomes ineffective or unavailable for use, or our stock becomes delisted for trading on our then primary exchange; or



     o we discover the existence of facts that cause us to believe that the registration statement of which this prospectus is a part contains an untrue statement or omits to state a material fact.


SHORT SALES


     Swartz and its affiliates are prohibited from engaging in short sales of our common stock or other hedging or similar arrangements unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice. All short sales completed by Swartz will be conducted in compliance with Regulation M.




STOCKHOLDER APPROVAL

     If we become listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then we must get stockholder approval to issue more than 19.99% of our outstanding shares. Since we are currently quoted on the OTC Bulletin Board, we will not need this stockholder approval.

COMMITMENT PAYMENTS


     If on the last business day of each six calendar month period following the effective date of this registration statement we have not put to Swartz an aggregate dollar amount of common stock equal to $1,000,000, we are required to pay Swartz a non-usage fee. The fee is equal to the difference of $100,000 minus 10% of the aggregate dollar amount of the shares put to Swartz during the applicable six-month period.

TERMINATION OF INVESTMENT AGREEMENT

     We may terminate our right to initiate further puts and terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement. We cannot terminate the investment agreement during the period of time between an advance put notice and the end of a pricing period. In the event of a termination, we are required to pay Swartz a fee equal to the greater of
(i) the non-usage fee for the six-month period or (ii) $200,000 minus 10% of the aggregate dollar amount of stock put to Swartz until the termination date.

RESTRICTIVE COVENANTS

     During the term of the investment agreement and for a period of one-year thereafter, we are prohibited from certain transactions. These include the issuance of any convertible debt or equity securities in a private transaction. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement.

INDEMNIFICATION


     We are obligated to indemnify Swartz (including its members, officers, directors, employees, investors and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement, including liability for violations of the Securities Act relating to integration of the private sale of stock to Swartz and the public resale of stock by Swartz.



                              SELLING STOCKHOLDERS

SWARTZ PRIVATE EQUITY, LLC

     The following table sets forth information regarding beneficial ownership of shares which could be issued to Swartz Private Equity, LLC. We are registering all of these shares of common stock as required under the investment agreement. The shares are being registered to permit public secondary trading of such shares, and Swartz may offer the common stock for resale as it wishes. Swartz has not had any position, office, or material relationship with us within the past three years.

                                                                                 PERCENTAGE OF SHARES BENEFICIALLY
                                                                                             OWNED (3)<F3>
                                                                           --------------------------------------------

            NAME OF                 BENEFICIAL         MAXIMUM NUMBER
       BENEFICIAL OWNER            OWNERSHIP OF         OF SHARES OF        BEFORE OFFERING (4)<F4>  AFTER OFFERING (1)<F1>
                                      COMMON            COMMON STOCK
                                    STOCK (2)<F2>     OFFERED FOR SALE


Swartz Private Equity, LLC.         35,994,400           35,994,400                 66%                     0%


--------

(1)<F1> Assumes that Swartz will sell all of its shares of our common stock offered in this prospectus. We cannot assure you that Swartz will sell all or any of its shares.

(2)<F2> Includes (solely for purposes of this prospectus) up to an aggregate of 35,000,000 shares of our common stock that we may sell to Swartz under the investment agreement, and 994,400 shares of common stock issuable upon exercise of outstanding warrants issued to Swartz as a commitment fee for entering into the investment agreement. The shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz.


                                       33





(3)<F3> Includes 18,216,770 shares of common stock outstanding as of January 3, 2002, and (solely for purposes of this prospectus) up to an aggregate of 35,000,000 shares of common stock that we may sell to Swartz pursuant to our investment agreement with Swartz and 994,400 shares of common stock underlying warrants to purchase shares of our common stock issuable in connection with the investment agreement.



(4)<F4> It is expected that Swartz will not beneficially own in excess of 4.9% of our outstanding common stock at any one time.


Other Selling Stockholders


     The following table sets forth certain information with respect to the other selling stockholders as of December 20, 2001. Except as set forth below, no selling stockholder is an affiliate of ours or has had a material relationship with us during the past three years. The selling stockholders are not affiliated with registered broker-dealers.



                                     COMMON
                                     SHARES
                                    ISSUABLE
                                      UPON
                                  EXERCISE OF                              TOTAL             COMMON        PERCENTAGE
                                  WARRANTS AND          COMMON             COMMON          SHARES TO       OWNERSHIP
                                     BEING           SHARES BEING          SHARES           BE OWNED       AFTER SALE
      SELLING STOCKHOLDER          REGISTERED         REGISTERED           OWNED           AFTER SALE         (1)<F1>
-----------------------------------------------------------------------------------------------------------------------

Maria Marzullo                       100,000            100,000            100,000                0            -
LRC Financial Group, LLC             175,000            175,000            175,000                0            -
Anthony Messina                      250,000            250,000            250,000                0            -
Dr. Carl M. Hoffman                  255,000            255,000            255,000                0            -
The Kummins Family Trust             110,000            110,000            110,000                0            -
Lee Hardesty                         114,335            114,335            114,335                0            -
Jack Stein                           100,000            100,000            165,000           65,000          0.4%
Thomas L. Crom III (2)<F2>            75,000             75,000            110,000           35,000          0.2%
Beno Mizrahi                         276,667            276,667            276,667                0            -
Jack DeVito                           50,000             50,000             50,000                0            -
Dominick DiPietro                     50,000             50,000             50,000                0            -
E.H.S. Inc.                          130,000            130,000            130,000                0            -
Larry Lorenz                         150,000            150,000            150,000                0            -
Church of God 7th Day                 32,500             32,500             32,500                0            -
Steve Mizrahi                         15,000             15,000             15,000                0            -
Dynamo Duo Inc.                       50,000             50,000             50,000                0            -
Dewdney Bent                           5,000              5,000              5,000                0            -
Con Lev Simcha                       233,333            233,333            233,333                0            -
Nicholas von Guggenberg               15,000             15,000             15,000                0            -
-----------------------------------------------------------------------------------------------------------------------
TOTAL                              2,186,835          2,186,835          2,286,835          100,000

=======================================================================================================================
--------

(1)<F1> Based on 18,216,770 shares of common stock outstanding as of January 3, 2002, and 2,186,835 shares issuable upon exercise of the warrants.


(2)<F2>  These individual is an officer and director of our company.

     We agreed to register these securities for resale by the selling stockholders and warrant holders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. We have agreed to bear all expenses of registering these securities, but not broker discounts or commissions if the selling stockholders resell the securities.

                              PLAN OF DISTRIBUTION

     We are registering the resale of our common stock on behalf of the selling stockholders. A selling stockholder includes donees, transferees and pledges selling shares of common stock received from a named selling stockholder after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders or by other persons acquiring shares, including brokers who borrow the shares to settle short sales of our common stock. If any of the selling stockholders transfer any of their shares, each transferee must be bound to the same restrictions and limitations that apply to the selling stockholders described in this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares offered in this prospectus. The selling stockholders will bear all brokerage commissions and similar selling expenses associated with the sale of the shares.

     The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

     o on any stock exchange, market or trading facility on which the shares are traded;
     o in privately negotiated transactions or otherwise, including an underwritten offering;
     o    in connection with short sales of the shares of our common stock;
     o in ordinary brokerage transactions and transactions in which a broker solicits purchasers;
     o in connection with the writing of non-traded and exchange-traded call or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
     o in a block trade in which a broker-dealer, as agent, may resell a portion of the block, as principal, in order to facilitate the transaction;
     o in a purchase by a broker-dealer, as principal, and resale by the broker-dealer for its account;
     o    in a combination of any of the above transactions; or
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept, and together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the common stock to be made directly or through agents.

     The selling stockholders may use broker-dealers to sell their shares in which case broker-dealers will either receive discounts, commissions or concessions from purchasers of shares for whom they act as agents. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales.

     Swartz Private Equity, LLC is an underwriter within the meaning of Section 2(11) of the Securities Act with respect to any shares of common stock that it sells. The other selling stockholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be underwriters and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because Swartz Private Equity, LLC is an underwriter within the meaning of
Section 2(11) of the Securities Act and because the other selling stockholders might be deemed to be an underwriter, they will be subject to the prospectus delivery requirements of the Securities Act.

     We have informed Swartz that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, will apply to its sales in the market, and we have informed the other selling stockholders that these anti-manipulation rules may also apply to their sales in the market. We have provided all of the selling stockholders with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of our common stock by the selling stockholders and any other person distributing our common stock. The anti-manipulation rules may apply to the sales activities of the selling stockholders and their affiliates. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities for a period of up to five business days prior to the commencement of such distribution. Furthermore, Regulation M generally prohibits certain participants in a distribution from bidding or purchasing for an account in which the participant has a beneficial interest in. Regulation M also governs bids and purchases made to stabilize the price of a security in connection with a distribution of that security. For these reasons, Regulation M may affect the overall marketability of our common stock.

     In addition to selling shares of our common stock under this prospectus, the selling stockholders, except Swartz, may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of Rule 144. Swartz may not rely upon Rule 144 because Swartz is an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and the safe-harbor provided by Rule 144 is not available to underwriters of our common stock. Swartz and the other selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales.


                                  LEGAL MATTERS


     Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, has given an opinion on the validity of the securities.



                                     EXPERTS


     We have included the financial statements of the company as of and for the two years ending March 31, 2001 in reliance upon the report of Davidson & Company, independent public accountants. The report of this firm has been included in this prospectus upon the authority of the firm as an expert in accounting and auditing.



                             ADDITIONAL INFORMATION

     We have been subject to the reporting requirements under federal securities laws since March 31, 1998. We have filed with the SEC a registration statement on Form SB-2 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information about the securities and us, you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

     You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the SEC's office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                             REPORTS TO STOCKHOLDERS

     We are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          TIMEBEAT.COM ENTERPRISES INC.
                           CONSOLIDATED BALANCE SHEETS
                                (IN U.S. DOLLARS)
                                   (UNAUDITED)


                                                                            SEPTEMBER 30,                MARCH 31,
                                                                                2001                        2001
                                                                          -----------------          ----------------

ASSETS

Current assets:
   Cash and cash equivalents                                              $         17,445           $        35,044
   Accounts receivable                                                                 398                    70,333
   Due from related parties (Note 4a)                                               11,054                    74,454
   Prepaid Expenses                                                                    658                     1,250
   Inventory                                                                       170,577                   182,546
                                                                          -----------------          ----------------
         Total current assets                                                      200,132                   363,627

Restricted term deposits                                                            12,692                    12,692
Investment in Watchzone websites                                                     3,500                     3,500
Capital Assets, net                                                                 20,270                    23,337
                                                                          -----------------          ----------------

TOTAL ASSETS                                                              $        236,594           $       403,156
                                                                          =================          ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                               $        115,819           $       168,390
   Due to related parties (Note 4b)                                                  4,720                   106,445
   Share subscriptions received                                                          -                    40,041
                                                                          -----------------          ----------------
         Total current liabilities                                                 120,539                   314,877

Stockholders' equity:
   Common stock, no par value, 100,000,000 shares
   Authorized; 17,999,370 and 16,511,204 shares
   Issued and outstanding at September 30, 2001 and
   March 31, 2001 respectively (Note 5)                                          9,822,629                 9,381,299
   Share subscriptions receivable                                                 (137,000)                        -
   Compensation on granting and re-pricing
   of Stock Options                                                              3,279,959                 3,206,277
   Revaluation of shares released from escrow                                      692,529                   692,529
   Compensation expense on issuance of warrants                                    540,625                   518,220

   Deficit                                                                     (14,082,687)              (13,710,046)
                                                                          -----------------          ----------------
          Total stockholders' equity                                               116,055                    88,279
                                                                          -----------------          ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $        236,594           $       403,156
                                                                          =================          ================

                          TIMEBEAT.COM ENTERPRISES INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                (IN U.S. DOLLARS)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                 SEPTEMBER 30,                           SEPTEMBER 30,
                                                           2001                 2000                2001                2000
                                                    ----------------      ---------------      --------------     ---------------
SALES                                               $         2,483       $        6,270       $       7,173      $       15,475

Cost of goods sold                                            5,460                 (360)              8,440               6,584
                                                    ----------------      ---------------      --------------     ---------------

GROSS PROFIT                                                 (2,977)               6,630              (1,267)              8,891
                                                    ----------------      ---------------      --------------     ---------------

EXPENSES
  Advertising                                                   559                  500               2,309              18,924
  Amortization                                                1,473                2,005               3,067               3,838
  Bad debt expense                                            4,938                    -               4,938                   -
  Management and consulting fees                             18,042               35,248              68,720              63,302
  Foreign exchange loss                                       4,859               11,667               6,379               9,593
  Interest and bank charges                                   2,378                  326               3,024                 403
  Inventory write down                                        5,594                    -               5,594                   -
  Professional fees                                          30,794                7,781              59,869              10,472
  Office and administration                                   4,358                5,834               6,003               7,671
  Rent                                                        6,550               11,031              13,165              19,623
  Salaries and wages                                         13,571               18,577              26,969              40,812
  Investor information and relations                         10,059               31,632              12,924              52,677
  Telephone, fax and utilities                                7,604                5,905              14,600              13,387
  Transfer agent and regulatory fees                          4,371                3,678               5,181               4,779
  Travel                                                      3,259                1,578               3,259               1,578
  Mineral exploration                                         4,432              212,690               4,433             223,851
  Stock based compensation                                   37,973              559,453              96,087             588,858
  Website development                                        36,668                8,317              36,668               8,317
                                                    ----------------      ---------------      --------------     ---------------

TOTAL EXPENSES                                              197,482              916,222             373,189           1,068,085
                                                    ----------------      ---------------      --------------     ---------------

Loss before interest income                                (200,459)            (909,592)           (374,456)         (1,059,194)
   Interest income                                            1,496               15,491               1,815              16,121
                                                    ----------------      ---------------      --------------     ---------------

LOSS FOR THE PERIOD                                        (198,963)            (894,101)           (372,641)         (1,043,073)

Deficit, beginning of period                            (13,883,724)         (12,412,847)        (13,710,046)        (12,263,875)
                                                    ----------------      ---------------      --------------     ---------------

Deficit, end of period                              $   (14,082,687)      $  (13,306,948)      $ (14,082,687)     $  (13,306,948)
                                                    ================      ===============      ==============     ===============

LOSS PER SHARE, BASIC AND DILUTED                   $         (0.01)      $        (0.06)      $       (0.02)     $        (0.06)
                                                    ================      ===============      ==============     ===============

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                                              16,845,205           16,217,202          16,605,991          16,217,202
                                                    ================      ===============      ==============     ===============


                          TIMEBEAT.COM ENTERPRISES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN U.S. DOLLARS)
                                   (UNAUDITED)

                                                                                    SIX MONTHS ENDED SEPTEMBER 30,
                                                                                     2001                    2000
                                                                               ---------------         ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Loss for the period                                                         $     (372,641)         $    (1,043,073)
   Adjustments to reconcile net loss to net cash used
   in operating activities:
        Stock based compensation                                                       96,087                  588,858
        Amortization                                                                    3,067                    3,838
        Inventory writedown                                                             5,594
   Changes in working capital items:
        Accounts receivable                                                            69,935                   43,810
        Due from related parties                                                       63,400                        -
        Prepaid expenses                                                                  592                        -
        Inventory                                                                       6,374                  (18,226)
        Accounts payable and accrued liabilities                                      (52,571)                  28,701
        Due to related parties                                                       (101,725)                       -
                                                                               ---------------         ----------------
NET CASH USED IN OPERATING ACTIVITIES                                                (281,888)                (396,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds on issuance of common shares                                             264,289                        -
                                                                               ---------------         ----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                             264,289                        -


CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of capital assets                                                           -                   (7,519)
                                                                               ---------------         ----------------
NET CASH USED IN INVESTING ACTIVITIES                                                       -                   (7,519)


DECREASE IN CASH AND CASH EQUIVALENTS                                                (17,599)                 (403,611)

CASH AND CASH EQUIVALENTS:
     Beginning of period                                                               35,044                  592,402
                                                                               ---------------         ----------------

     End of period                                                             $       17,445          $       188,791
                                                                               ===============         ================

=======================================================================================================================
CASH PAID DURING THE PERIOD FOR:
         Interest                                                                           -                        -
         Income Taxes                                                          $            -          $             -
=======================================================================================================================

Supplemental disclosure for non-cash financing and investing activities:

During the six month period ended September 30, 2001, the Company issued shares of common stock totaling $177,041 in exchange for share subscriptions received in advance of $40,041 and share subscriptions receivable of $137,000. There were no significant non-cash financing or investing activities during the six month period ended September 30, 2000.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


1.   NATURE OF OPERATIONS

     The Company was incorporated on May 23, 1985 under the laws of the Province of British Columbia, Canada and subsequently continued to the Yukon Territory, Canada in September of 1999 and further continued to the state of Nevada on October 16, 2001. The Company's principal business activity includes the operation of e-commerce retail web-sites specializing in sales of watches, fine jewelry as well as clothing and related products for teens and young adults.

     In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended March 31, 2001. The results of operations for the six month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the year ending March 31, 2002.

2.   GOING CONCERN

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. It is management's plan to seek additional capital through equity financings.

     ===========================================================================
                                      September 30,                March 31,
                                               2001                     2001
     ---------------------------------------------------------------------------

     Deficit                          $(14,082,687)            $(13,710,046)
     Working capital                        79,593                   48,750
     ===========================================================================

3.   BASIS OF PRESENTATION

     Effective April 1, 2001, the Company commenced preparing its consolidated financial statements in conformity with United States generally accepted accounting principles ("U.S. GAAP"). Previously, the Company had prepared its statements in accordance with Canadian generally accepted accounting principles ("Cdn GAAP") with notes to the financial statements outlining significant differences between Canadian and United States reporting policies, including schedules reconciling the balance sheet, operations, deficit and cash flow information. These consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended March 31, 2001.

     The significant differences between Cdn and U.S. GAAP that impact these consolidated financial statements are as follows:

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


3.   BASIS OF PRESENTATION (cont'd...)

     STOCK BASED COMPENSATION

     The United States Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation" and the Emerging Issues Task Force Consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services", which became effective for fiscal years beginning after December 15, 1995. This statement requires the Company to establish a fair market value based method of accounting for stock based compensation plans. In 1996, for United States reporting purposes, the Company adopted SFAS No. 123 and EITF 96-18 in accounting for its stock option plan. Cdn GAAP do not require the reporting of any stock based compensation expense in the Company's consolidated financial statements.


     MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS

     Under Cdn GAAP, the mineral properties and deferred exploration costs, including prospecting and acquisition costs, are carried at cost and written down if the properties are abandoned, sold or if management decides not to pursue the properties. Under U.S. GAAP, acquisition, exploration and prospecting costs are charged to expense as incurred, as are development costs for projects not yet determined by management to be commercially feasible. Expenditures for mine development are capitalized when the properties are determined to have economically recoverable proven reserves but are not yet producing at a commercial level. Prior to commencing commercial production, revenue relating to development ore, net of mining costs associated with its production, is offset against mine development costs. Mine development costs incurred to access reserves on producing mines are also capitalized. Capitalization of all exploration, development, and acquisition costs, commences once the Company identifies proven and probable reserves that relate to specific properties.

     Mining projects and properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. If estimated future cash flows expected to result from the use of the mining project or property and its eventual disposition are less than the carrying amount of the mining project or property, an impairment is recognized based upon the estimated fair value of the mining project or property. Fair value generally is based on the present value of estimated future net cash flows for each mining project or property, calculated using estimates of proven and probable mineable reserves, future prices, operating costs, capital requirements and reclamation costs.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


3.   BASIS OF PRESENTATION (cont'd...)

     ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     For United States reporting purposes, the Company has adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". In the event that facts and circumstances indicate that the carrying amount of the asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. Management's estimates of gold prices, recoverable proven and probable reserves, operating capital, and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of the Company's investment in property, plant, and equipment. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.


     FOREIGN CURRENCY TRANSLATION AND REPORTING CURRENCY

     Effective April 1, 2000, the Company adopted the U.S. dollar as its reporting currency. Prior to this change, the Canadian dollar had been used as the Company's reporting currency. Under Cdn GAAP, the Company's financial position and results of operations and cash flows for all periods presented through to March 31, 2000 were translated from Canadian dollars to U.S. dollars using the exchange rate in effect at March 31, 2000. Under U.S. GAAP, the financial position and results of operations and cash flows for periods prior to the change in reporting currency have been translated to U.S. dollars using the current rate method, which uses specific year end or specific annual average exchange rates as appropriate.

     All prior period information presented in these consolidated financial statements has been restated to conform with United States generally accepted accounting principles. The effect of the restatement on the Company's comparative loss and loss per share is as follows:

     =================================================================================================================
                                                                                     Three Month            Six Month
                                                                                    Period Ended         Period Ended
                                                                                   September 30,        September 30,
                                                                                            2000                 2000
     -----------------------------------------------------------------------------------------------------------------
     STATEMENT OF OPERATIONS AND DEFICIT                                         $      (121,958)      $     (230,364)
     Loss under Cdn GAAP
         Stock based compensation expense                                               (559,453)            (588,858)
         Mineral properties                                                             (212,690)            (223,851)
                                                                                 ----------------      ---------------

     Loss under U.S. GAAP                                                        $      (894,101)      $   (1,043,073)
     =================================================================================================================

     Weighted average number of shares outstanding under Cdn GAAP                     16,217,202           16,217,202
     =================================================================================================================

     Basic and diluted loss per share under Cdn GAAP                             $         (0.01)      $        (0.01)
     =================================================================================================================

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


3.   BASIS OF PRESENTATION (cont'd...)

     The weighted average number of shares outstanding do not include warrants and stock options outstanding as their effect would be anti-dilutive.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS 141 is effective for business combinations completed after September 30, 2001. SFAS 142 addresses the accounting for all purchased intangible assets but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS 142. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

     In July 2001, FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143") "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144") "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


4.   RELATED PARTY TRANSACTIONS

     A)  Due from related parties consists of the following:

     ===========================================================================================================
                                                                        September 30,                 March 31,
                                                                                 2001                      2001
     -----------------------------------------------------------------------------------------------------------

     Due from a director                                               $            0             $       3,000
     Due from a company controlled by a director                                3,250                    32,084
     Due from a company subject to significant
     influence by a director                                                    7,804                    39,370
                                                                       ---------------            --------------
                                                                       $       11,054             $      74,454
     ===========================================================================================================

     B)  Due to related parties consists of the following:

     ===========================================================================================================
                                                                        September 30,                 March 31,
                                                                                 2001                      2001
     -----------------------------------------------------------------------------------------------------------

     Due to a director                                                 $        4,720             $       1,988
     Due to companies  controlled by directors and persons
     related to directors                                                           0                    65,017
     Due to a company subject to significant
     influence by a director                                                        0                    39,440
                                                                       ---------------            --------------
                                                                       $        4,720             $     106,445
     ===========================================================================================================

     C) Expenses during the six-month periods ended September 30, 2001 and 2000 respectively include the following amounts paid or accrued to directors and companies controlled by directors and former directors or persons related to directors:

     ===========================================================================================================
                                                                                 2001                      2000
     -----------------------------------------------------------------------------------------------------------
     Management and consulting fees                                    $       29,950             $      44,800
     Rent                                                                       6,000                    14,850
                                                                       ---------------            --------------
                                                                       $       35,950             $      59,650
     ===========================================================================================================

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================

4.   RELATED PARTY TRANSACTIONS (cont'd...)

     D) The Company's watch and jewelry website is operated by a company controlled by a director and officer of the Company. Significant transactions with this company during the six-month periods ended September 30, 2001 and 2000 respectively are as follows:

         =======================================================================
                                                        2001             2000
         -----------------------------------------------------------------------

         Sales                                      $   2,630        $  15,475
         Purchases                                      3,030            5,472
         Rent                                           3,000           12,000
         Wages                                          3,981           40,812
         =======================================================================

         Amounts  payable and receivable from this company are included in notes
         (a) and (b) above.

         These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.


5.   COMMON  STOCK

     On June 13, 2001, the Company issued 505,000 units pursuant to private placement agreements at $0.30 per unit for total proceeds of $151,500. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one share of common stock of the Company at a price of $0.30 per share until January 12, 2002, and at $0.375 until January 12, 2003.

     On September 28, 2001, the Company issued 919,166 units pursuant to private placement agreements at $0.30 per unit for total proceeds of $275,750 of which $137,000 is still outstanding as share subscriptions receivable as of September 30, 2001. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one share of common stock of the Company at a price of $0.30 per share until January 12, 2002, and at $0.375 until January 12, 2003.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================

5.   COMMON STOCK (cont'd...)

     A)  WARRANTS

         The following is a summary of the status of share purchase warrants outstanding at September 30, 2001:

         =======================================================================

              Number                       Exercise
           of Shares                          Price             Expiry Date
         -----------------------------------------------------------------------

             400,285                   CDN $ 1.0300             Nov. 12, 2001
             794,002                    US $ 0.3000             January 12, 2002
                                  then at  $ 0.3750             January 12, 2003
             919,166                       $ 0.3000             January 12, 2002
                                  then at  $ 0.3750             January 12, 2003
             760,000                       $ 0.7500             July 10, 2005
             144,000                       $ 0.7500             July 10, 2005
              90,400                       $ 0.3438             April 10, 2006
         =======================================================================

     B)  STOCK OPTION PLAN

         During the year ended March 31, 2000 the Company established a share purchase option plan (the "Plan") whereby the board of directors may, from time to time, grant options aggregating up to 2,750,000 shares of the Company to directors, officers, employees or consultants. The number of options available under the plan was increased to 3,200,000 in the year ended March 31, 2001. The maximum term of any option granted is five years or less.

         During the six months ended September 30, 2001, the Company granted options to a third party consultant to acquire 101,500 shares pursuant to the Plan. In addition, the Company granted options to acquire 250,000 shares pursuant to the Plan and a consultant to the Company exercised 64,000 options between July 18, 2001 and August 1, 2001. In addition, in the quarter ended September 30, 2001, the Company entered into an agreement wherein it may grant a further 300,000 options at an exercise price of $0.32 per share based on certain sales targets for its recently acquired perfume lines being met. As of September 30, 2001 none of these sales targets had been met and accordingly, none of the options related to the perfume agreement had been granted.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================

5.   COMMON STOCK (cont'd...)

         Options to acquire common shares have been granted and are outstanding and exercisable at September 30, 2001 to employees, consultants, officers and directors of the Company as follows:

         =======================================================================
                   Number            Exercise
                Of Shares               Price             Expiry Date
         -----------------------------------------------------------------------

                  100,000           CDN $ 0.77             March 5, 2003
                  304,000                 0.77             March 8, 2004
                   50,000                 1.03             June 1, 2004
                  300,000                 0.76             August 16, 2004
                  731,000                 0.76             September 30, 2004
                  117,000                 1.10             December 15, 2004
                   50,000                 0.76             May 5, 2005
                   80,000                 0.76             May 19, 2005
                   50,000                 1.15             June 15, 2005
                   75,000                 0.56             October 15 2005
                      500            US $ 0.37             March 31, 2006
                  101,000                 0.51             March 31, 2006
                  200,000                 0.32             July 1, 2006
                   50,000                 0.38             September 10, 2004
                   ------

                2,208,500
         =======================================================================

         As at September 30, 2001, options to purchase up to 991,500 shares remained available to be granted under the Plan.

     C)  STOCK BASED COMPENSATION

         The following is a summary of the stock based compensation plan during the six month period ended September 30, 2001.


         -----------------------------------------------------------------------
                                                   NUMBER           WEIGHTED
                                                     OF         AVERAGE EXERCISE
                                                   SHARES            PRICE
         -----------------------------------------------------------------------

         Outstanding at March 31, 2001           1,921,000          $  0.53

         Granted                                  101,500           $  0.51
         Cancelled on repricing                   (64,000)             0.52
         Granted on repricing                      64,000              0.22
                                                -----------
         Outstanding at June 30, 2001            2,022,500          $  0.48
                                                ===========

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


5.   COMMON STOCK (cont'd...)


         -----------------------------------------------------------------------
                                                   NUMBER           WEIGHTED
                                                     OF         AVERAGE EXERCISE
                                                   SHARES            PRICE
         -----------------------------------------------------------------------

         Granted                                   250,000          $  0.33
         Exercised                                 (64,000)         $  0.22
                                               --------------

         Outstanding at September, 2001           2,208,500         $  0.48
                                               ==============

         Exercisable at September 30, 2001        1,878,167         $  0.51
                                               ==============

         Weighted average fair value of options                     $  0.24
         granted during the six month period
         ended September 30, 2001

         -----------------------------------------------------------------------

     The Company granted 250,000 options to an officer and to third party consultants during the three month period ended September 30, 2001 and a total of 351,500 for the six month period ended September 30, 2001.
     Accordingly, the stock-based compensation recognised using the Black Scholes Option Pricing Model was $29,568 for the first quarter and $57,570 for the second quarter. The amount expensed for the granting of stock options during the six month period ended September 30, 2001 was $ 73,682 (during the six month period ended September 30, 2000 - $70,368). A balance of $223,062 is to be amortised to expense over the remaining term of consultants' and employees' services which range over a period of three years.

     The company issued 90,400 warrants to third party consultants during the six month period ended September 30, 2001. Accordingly, stock based compensation expense recognized for the issuance of the warrants using the Black Scholes option-pricing model was $22,405.

     The Company uses the Black Scholes Option Pricing Model to determine the fair value of employee stock options at the issuance date. In determining the fair value the following assumptions were used:


                                         SEPTEMBER 30          MARCH 31
                                             2001                2001
                                        ---------------     --------------
        Risk free interest rate              5.04%               6.41%
        Expected life                      2.86 years           3 years
        Expected volatility                 147.80%           123% - 227%

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


6.   SEGMENTED INFORMATION

     The Company has two business segments, the business of exploring mineral properties, which are located in British Columbia, Canada and the business of selling and repairing jewelry, watches and clothing and related products through e-commerce retail websites located in the United States of America.

     Segmented information as of September 30, 2001 comprises the following:

===============================================================================================================

                                                                    CANADA            U.S.A.           TOTAL
---------------------------------------------------------------------------------------------------------------

Capital assets                                                   $    3,591           16,679      $     20,270
Total assets                                                         25,971          210,623           236,594
Sales                                                                     -            7,173             7,173
Interest income                                                       1,815                -             1,815
Deferred exploration and acquisition costs written off                    -                -                 -
Loss                                                                226,805          145,836           372,641
===============================================================================================================


7.   CONTINGENCIES AND COMMITMENTS

     a)  A  joint  claim  for  $27,454  (CDN$42,310) (March  31,  2001;  $61,522
         (CDN$89,448)) has been made against the Company for mineral property work. The Company has accrued $24,703 (CDN$35,000) for the claim. The amount of any additional loss cannot be determined. Accordingly no additional amount has been accrued in the financial statements. Any additional amount will be accounted for in the period in which the loss, if any, can reasonably be estimated.

     b) At present the Company is not aware of any liability related to environmental protection and rehabilitation costs relating to mineral property activities. However, due to the nature of the Company's business there is no assurance that such liability will not arise in the future.

     c) A claim of $14,449 (CDN$21,008) has been made against the Company for rent at a previous office premises. The Company disputes the claim and no amount has been accrued in the financial statements. The outcome of the claim and amount of any loss is not determinable.

     d) On October 19, 2000 the Company passed various resolutions related to investment agreements with Swartz Private Equity LLC for raising proceeds through share issuance of up to $25 million over a period of three years. The agreements, which were amended on March 30, 2001, contain conditions that the Company meet certain listing and pricing requirements. Funds will be made available subject to the Company meeting certain conditions including a change of domicile to the United States. As consideration, the Company granted warrants to purchase 760,000 and 144,000 shares exercisable at $0.75 per share until July 10, 2005 and 90,400 shares exercisable at $0.3438 until April 10, 2006.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
(Unaudited)
SEPTEMBER 30, 2001
================================================================================


8.   SUBSEQUENT EVENT

     On October 16, 2001 the company completed its previously announced re-domicile of incorporation from the Yukon Territory, Canada to the State of Nevada.

                          TIMEBEAT.COM ENTERPRISES INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)


                                 MARCH 31, 2001

-------------------------------------------------------------------------------
 DAVIDSON & COMPANY     Chartered Accountants          A Partnership of
                                                     Incorporated Professionals
-------------------------------------------------------------------------------




                          INDEPENDENT AUDITORS' REPORT




To the Stockholders and the Board of Directors
Timebeat.com Enterprises Inc.
(Expressed in United States dollars)


We have audited the accompanying consolidated balance sheet of Timebeat.com Enterprises Inc. as at March 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2001 and the results of its operations and its cash flows for the years ended March 31, 2001 and 2000 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         /s/DAVIDSON & COMPANY"


Vancouver, Canada                                         Chartered Accountants

July 23, 2001
                          A Member of SC INTERNATIONAL

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

TIMEBEAT.COM ENTERPRISES INC.
CONSOLIDATED BALANCE SHEET (Expressed in United States dollars)
AS AT MARCH 31, 2001

===============================================================================

ASSETS

CURRENT
    Cash and cash equivalents                                    $     35,044
    Receivables                                                        70,333
    Due from related parties (Note 4a)                                 74,454
    Inventory                                                         182,546
    Prepaid expenses                                                    1,250
                                                                 -------------

    Total current assets                                              363,627

RESTRICTED TERM DEPOSITS (Note 5)                                      12,692

INVESTMENT IN WATCHZONE WEB-SITES                                       3,500

CAPITAL ASSETS (Note 7)                                                23,156
                                                                 -------------

TOTAL ASSETS                                                     $    402,975
==============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                     $    168,336
    Due to related parties (Note 4b)                                  106,445
    Stock subscriptions received                                       40,041
                                                                 -------------

    Total current liabilities                                         314,822
                                                                 -------------

CONTINGENCIES AND COMMITMENTS (Note 10)                                    -
                                                                 -------------

SHAREHOLDERS' EQUITY
    Common stock (Note 8)
       Authorized
          100,000,000 common shares, without par value
       Issued
          March 31, 2001 - 16,511,204 common shares                10,110,218
    Other principally paid-in capital                               4,574,373
    Deferred stock-based compensation (Note 9)                       (152,034)
    Cumulative translation adjustment                                  45,800
    Deficit                                                        (4,749,921)
    Deficit accumulated during exploration stage                   (9,740,283)
                                                                 -------------

    Total shareholders' equity                                         88,153
                                                                 -------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $    402,975
==============================================================================

NATURE OF OPERATIONS (Note 1)

                   The accompanying notes are an integral part of these consolidated financial statements.

TIMEBEAT.COM ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States dollars)
YEAR ENDED MARCH 31

=====================================================================================
                                                           2001              2000
-------------------------------------------------------------------------------------

SALES                                                 $     57,287      $    141,827


COST OF GOODS SOLD                                         (35,095)         (140,352)
                                                      -------------     -------------


GROSS MARGIN                                                22,192             1,475
                                                      -------------     -------------


GENERAL AND ADMINISTRATIVE EXPENSES
    Advertising                                             23,831            86,398
    Amortization                                             7,407             3,867
    Bad debts                                               20,097                -
    Foreign exchange loss                                   13,340             8,575
    Management and consulting fees                         132,371           134,360
    Mineral property costs (recoveries) (Note 6)           219,592           (29,037)
    Office, secretarial and administration                  16,216            16,194
    Professional fees                                       81,713            21,695
    Rent                                                    36,836            26,360
    Salaries and wages                                      76,513            24,211
    Stock-based compensation (Note 9)                      676,808         3,014,098
    Telephone, fax and utilities                            18,871            14,214
    Transfer agent and regulatory fees                      17,063            12,068
    Travel, marketing and investor relations                85,097            92,030
    Web-site development and maintenance                    60,380            40,527
                                                      -------------     -------------

                                                        (1,486,135)       (3,465,560)
                                                      -------------     -------------


LOSS BEFORE OTHER ITEM                                  (1,463,943)       (3,464,085)

OTHER ITEM
    Interest income                                         17,772            10,296
                                                      -------------     -------------


LOSS FOR THE YEAR                                     $ (1,446,171)     $ (3,453,789)
=====================================================================================



BASIC AND DILUTED LOSS PER SHARE                      $      (0.09)     $      (0.22)
=====================================================================================


WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING                                     16,269,808        15,645,918
=====================================================================================



                   The accompanying notes are an integral part of these consolidated financial statements.

TIMEBEAT.COM ENTERPRISES INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in United States dollars)

====================================================================================================================================
                              Issued                                                                          Deficit
                     ------------------------        Other                                                Accumulated
                                               Principally      Deferred    Cumulative                     During the          Total
                         Number                    Paid-in   Stock-based   Translation                    Exploration  Shareholders'
                      of Shares        Amount      Capital  Compensation    Adjustment         Deficit          Stage         Equity
------------------------------------------------------------------------------------------------------------------------------------
BALANCE,
  MARCH 31, 1999     14,052,917   $ 8,837,882   $  731,433    $      -        $ 39,168    $(3,303,750)   $(6,286,494)   $    18,239

  Common stock
    issued for
    cash:
      Exercise of
        options         988,000       490,764           -            -              -              -              -         490,764
      Exercise of
        warrants        738,000       463,610           -            -              -              -              -         463,610
      Private
        placement       438,285       228,954           -            -              -              -              -         228,954
  Stock-based
    compensation
    on granting
    of stock
    options                  -             -     3,014,098           -              -              -              -       3,014,098
  Change in
    cumulative
    translation
    adjustment               -             -            -            -           6,632             -              -           6,632
  Loss for the
    year                     -             -            -            -              -              -      (3,453,789)    (3,453,789)
                     ----------   -----------   ----------    ----------      --------    ------------   ------------   ------------
BALANCE,
  MARCH 31, 2000     16,217,202    10,021,210    3,745,531           -          45,800     (3,303,750)    (9,740,283)       768,508

  Common stock
    issued for
    cash:
      Exercise of
        options           5,000         2,307           -            -              -              -              -           2,307
      Private
        placement       289,002        86,701           -            -              -              -              -          86,701
  Stock-based
    compensation
    on issuance
    of warrants              -             -       518,220           -              -              -              -         518,220
  Stock-based
    compensation
    on granting
    and repricing
    stock of options         -             -       158,588           -              -              -              -         158,588
  Deferred stock-
    based compen-
    sation on
    granting of
    stock options            -             -       152,034     (152,034)            -              -              -              -
  Loss for the
    year                     -             -            -            -              -      (1,446,171)            -      (1,446,171)
                     ----------   -----------   ----------    ----------      --------    ------------   ------------   ------------

BALANCE,
  MARCH 31, 2001     16,511,204   $10,110,218   $4,574,373    $(152,034)      $ 45,800    $(4,749,921)   $(9,740,283)   $    88,153
====================================================================================================================================

                   The accompanying notes are an integral part of these consolidated financial statements.

TIMEBEAT.COM ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)
YEAR ENDED MARCH 31

=================================================================================================

                                                                        2001             2000
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                               $(1,446,171)     $(3,453,789)
    Items not affecting cash:
       Amortization                                                       7,407            3,867
       Stock-based compensation                                         676,808        3,014,098
       Mineral property recovery                                             -           (61,524)

    Changes in non-cash working capital items:
       Increase in receivables                                           (9,775)         (19,342)
       Increase in due from related parties                             (10,042)         (64,412)
       Increase in inventory                                            (98,675)         (83,871)
       Increase in prepaid expenses                                      (1,250)              -
       Increase in accounts payable and accrued liabilities             128,510          127,121
                                                                    ------------     ------------

    Cash used in operating activities                                  (753,188)        (537,852)
                                                                    ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds on issuance of common stock                                 89,008        1,183,328
    Due to related parties                                              (50,351)           5,608
    Stock subscriptions received                                         40,041               -
                                                                    ------------     ------------

    Cash provided by financing activities                                78,698        1,188,936
                                                                    ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Investment in web-sites                                              (3,500)              -
    Acquisition of capital assets                                        (7,720)         (20,689)
    Restricted term deposits                                            128,307          (79,475)
                                                                    ------------     ------------

    Cash provided by (used in) financing activities                     117,087         (100,164)
                                                                    ------------     ------------

CHANGE IN CASH AND CASH EQUIVALENTS DURING THE YEAR                    (557,403)         550,920

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                 -             6,632
                                                                    ------------     ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS DURING THE YEAR                (557,403)         557,552

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            592,447           34,895
                                                                    ------------     ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $    35,044      $   592,447
=================================================================================================

CASH PAID DURING THE YEAR FOR:
    Interest expense                                                $        -       $        -
    Income taxes                                                             -                -
=================================================================================================

SUPPLEMENTAL DISCLOSURE FOR NON-CASH FINANCING AND INVESTING ACTIVITIES (Note 11)

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

TIMEBEAT.COM ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Expressed in United States dollars)
YEAR ENDED MARCH 31

=================================================================================================

                                                                        2001             2000
-------------------------------------------------------------------------------------------------
LOSS FOR THE YEAR                                                   $(1,446,171)     $(3,453,789)


OTHER COMPREHENSIVE INCOME
    Foreign currency translation adjustments                                 -             6,632
                                                                    ------------     ------------


COMPREHENSIVE LOSS FOR THE PERIOD                                   $(1,446,171)     $(3,447,157)
=================================================================================================
















                   The accompanying notes are an integral part
                  of these consolidated financial statements.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


1.       NATURE OF OPERATIONS


         The Company's principal business activity includes the operation of e-commerce retail web-sites specializing in the sale of watches and fine jewelry as well as clothing and related products for teens and young adults.

         During the current year, the Company decided to discontinue the exploration of its mineral properties and, accordingly, the Company is no longer considered to be an exploration stage company. However, the Company intends to maintain its mineral property interests to the extent possible pending future upturns in the commodities and junior resource markets. The Company was considered an exploration stage company for the years ended March 31, 1994 to March 31, 2000.


2.       GOING CONCERN


         These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

         The operations of the Company have primarily been funded by the issuance of common stock. Continued operations of the Company are dependent on the Company's ability to complete equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings.

         =======================================================================

                                                                        2001
         -----------------------------------------------------------------------

         Deficit                                                    $(4,749,921)
         Deficit accumulated during the exploration stage            (9,740,283)
         Working capital                                                 48,805
         =======================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES


         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The Company has prepared these consolidated financial statements in conformity with United States generally accepted accounting principles ("U.S. GAAP"). Previously, the Company had prepared its consolidated financial statements in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") with notes to the consolidated financial statements outlining significant differences between Canadian and United States reporting policies, including schedules reconciling the balance sheet, operations, deficit and cash flow information. As a result of this change in basis of presentation from Canadian GAAP to U.S. GAAP adopted by the Company, the historical financial positions, results of operations, shareholders' equity and cash flows have been recast into U.S. GAAP.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)


         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Timebeat.com Inc. All significant inter-company balances and transactions have been eliminated upon consolidation.


         FOREIGN CURRENCY TRANSLATION AND REPORTING CURRENCY

         Effective April 1, 2000, the Company adopted the U.S. dollar as its reporting currency. Prior to this change, the Canadian dollar had been used as the Company's reporting currency. The financial position and results of operations and cash flows for periods prior to the change in reporting currency have been translated to U.S. dollars using the current rate method, which uses year end or weighted average exchange rates as appropriate.

         The Company accounts for foreign currency transactions and balances under Statement of Financial Accounting Standards No. 52 ("SFAS 52"), "Foreign Currency Translation". Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

         For periods prior to April 1, 2000, the Company's functional currency was the Canadian dollar. In accordance with SFAS 52, any related exchange gains or losses prior to April 1, 2000 have been recorded in a separate component of shareholders' equity as a cumulative translation adjustment.


         INVENTORY

         Inventory is valued at the lower of cost and net realizable value. Cost is determined using the specific item method for watches and jewelry and using the weighted average method for clothing and related products.


         WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

         Web-site acquisition and development costs incurred in the preliminary project stage are expensed as incurred. The Company capitalizes certain costs incurred in the developing or obtaining of internal use software used in the web-site. Capitalized costs are amortized over the assets estimated useful life.


         CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their estimated useful lives using the following methods:

               Office equipment                       20% declining balance
               Computer equipment                     30% declining balance
               Computer software                      30% declining balance

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)


         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock-based compensation using SFAS 123. Accordingly, compensation cost for employee stock options is measured based on the fair value of the stock options granted.

         The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".


         ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

         Long-lived assets to be held and used by the Company are continually reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.


         MINERAL PROPERTIES

         Costs of acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.


         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)



         REVENUE RECOGNITION

         Revenue from the sale of watches, fine jewellery and clothing is recognized when the goods are shipped and invoiced and collection is reasonably assured.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         EARNINGS (LOSS) PER SHARE

         Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires basic and diluted earnings (loss) per share to be presented. Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock (computed under basic earnings (loss) per share) and potentially dilutive shares of common stock. Diluted earnings (loss) per share is not presented separately from earnings (loss) per share as the exercise of any warrants and options would be anti-dilutive.

         DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

         Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued Statement of Financial Accounting Standard No. 138 which is a significant amendment to SFAS 133. The adoption of these statements had no significant impact on the Company's financial statements.

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, receivables, amounts due from related parties, accounts payable and accrued liabilities and amounts due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================



3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)


         NEW ACCOUNTING PRONOUNCEMENTS

         In June 2001, FASB approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS 141 is effective for business combinations completed after September 30, 2001. SFAS 142 addresses the accounting for all purchased intangible assets but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS 142. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

         In July 2001, FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143") "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

         The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


         COMPARATIVE FIGURES

         Certain comparative figures have been adjusted to conform with the current year's presentation.



4.       RELATED PARTY TRANSACTIONS


         a)  Amounts due from related parties consist of the following:

=================================================================================================
                                                                                            2001
-------------------------------------------------------------------------------- ----------------
             Due from a director                                                         $ 3,000
             Due from a company controlled by a director                                  32,084
             Due from a company subject to significant influence by a director            39,370
                                                                                         -------

                                                                                         $74,454
=================================================================================================

             Amounts due from related parties are non-interest bearing.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


4.       RELATED PARTY TRANSACTIONS (cont'd...)

         b)  Amounts due to related parties consist of the following:

             ===================================================================================

                                                                                            2001
             -----------------------------------------------------------------------------------
             Due to directors                                                           $  1,988
             Due to companies controlled by directors and persons
               related to directors                                                       65,017
             Due to a company subject to significant influence by a director              39,440
                                                                                        --------

                                                                                        $106,445
             ===================================================================================

             Amounts due to related parties are unsecured, non-interest bearing with no fixed terms of repayment.

         c) The following amounts were paid or accrued to directors and companies controlled by directors and former directors or persons related to directors:

             ===================================================================================

                                                                           2001             2000
             -----------------------------------------------------------------------------------
             Management and consulting fees                            $125,749         $116,108
             Rent                                                         8,200               -
                                                                       --------         --------

                                                                       $133,949         $116,108
             ===================================================================================

         d) The Company's watch and jewelry website is operated by a company controlled by a director and officer of the Company. Significant transactions with this company not disclosed elsewhere in these consolidated financial statements are as follows:

             ===================================================================================

                                                                           2001             2000
             ------------------------------------------------------------------- ---------------
             Sales                                                      $26,812         $     -
             Purchases                                                    9,054          128,868
             Rent                                                        19,500           20,000
             Salaries and wages                                          57,475           21,787
             =================================================================== ===============

         These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.



5.       RESTRICTED TERM DEPOSITS

         The restricted term deposits consist of funds placed on deposit in favor of the Province of British Columbia in Canada with respect to possible future reclamation costs relating to the Company's mineral properties.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


6.       MINERAL PROPERTIES

         During the year ended March 31, 2001, the Company discontinued its mineral exploration activities. However, the Company continues to hold the following mineral property interests:

         a) The J.D. Gold Silver claims located in the Omineca Mining Division in the Province of British Columbia. The Company is required to pay Energex Minerals Ltd. an annual royalty of $3,588.

         b) The Al and certain Lawyers claims both located in the Omineca Mining Division in the Province of British Columbia. These claims remain subject to the various production and net profit royalties and net smelter returns ranging from 0.1% to 15%.

         The majority of the mineral property costs incurred during the year ended March 31, 2001 relate to environmental reclamation costs.


7.       CAPITAL ASSETS

         =======================================================================================

                                                                    Accumulated         Net Book
                                                          Cost     Amortization            Value
         ---------------------------------------------------------------------------------------
         Office equipment                              $ 7,093          $ 2,119          $ 4,974
         Computer equipment                             22,075            8,824           13,251
         Computer software                               7,161            2,230            4,931
                                                       -------          -------          -------
                                                       $36,329          $13,173          $23,156
         =======================================================================================


8.       COMMON STOCK

         On November 10, 2000, the Company issued 5,000 shares of common stock on the exercise of stock options for total proceeds of $2,307 (CDN$3,800).

         On January 26, 2001, the Company issued 289,002 units pursuant to private placement agreements at CDN$0.45 per unit for total proceeds of $86,701 (CDN$130,051). Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one share of common stock of the Company at a price of CDN$0.45 per share until January 12, 2002, and at CDN$0.56 until January 12, 2003.


9.       STOCK-BASED COMPENSATION

         During the year ended March 31, 2000 the Company established a share purchase option plan (the "Plan") whereby the board of directors may, from time to time, grant options aggregating up to 2,750,000 shares of the Company to directors, officers, employees or consultants. The number of options available under the Plan was increased to 3,200,000 during the current year. The maximum term of any option granted is five years.

         As at March 31, 2001, options to purchase 1,279,000 shares of common stock remained available to be granted under the Plan.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


9.       STOCK-BASED COMPENSATION (cont'd...)

         Following is a summary of stock option activity:

===================================================================================================

                                                                                           Weighted
                                                                                            Average
                                                                             Number        Exercise
                                                                          of Shares           Price
---------------------------------------------------------------------------------------------------
Outstanding and exercisable at April 1, 1999                              1,359,000           $0.51
    Granted                                                               2,110,000            1.35
    Forfeited/cancelled                                                          -               -
    Exercised                                                              (988,000)           0.50
                                                                         -----------

Outstanding at March 31, 2000                                             2,481,000           $1.23
                                                                         ==========================

Exercisable at March 31, 2000                                            2,481,000            $1.23
                                                                         ==========================

Weighted average fair value of options granted during the year                     $1.44
                                                                         ==========================

Outstanding and exercisable at April 1, 2000                              2,481,000           $1.23
    Granted                                                                 505,000            0.54
    Cancelled on repricing                                               (1,760,000)           1.44
    Issued on repricing                                                   1,760,000            0.52
    Forfeited/cancelled                                                  (1,060,000)           0.67
    Exercised                                                                (5,000)           0.51
                                                                         -----------

Outstanding at March 31, 2001                                             1,921,000           $0.53
                                                                         ==========================

Exercisable at March 31, 2001                                               982,002           $0.54
                                                                         ==========================

Weighted average fair value of options granted during the year                     $0.58
===================================================================================================

         Following is a summary of the status of share purchase warrants outstanding as at March 31, 2001:

================================================================================
                 Number               Exercise
              of Shares                  Price     Expiry Date
--------------------------------------------------------------------------------

                400,285            CDN$   1.03    May 12, 2001
                                                  (subsequently extended to November 12, 2001)
                289,002            CDN$   0.45    January 12, 2002
                           then at CDN$   0.56    January 12, 2003
                760,000             US$   0.75    July 10, 2005
                144,000             US$   0.75    July 10, 2005
================================================================================

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


9.       STOCK-BASED COMPENSATION (cont'd...)


         Following is a summary of the status of options outstanding as at March 31, 2001:

         ====================================================================================

                           Outstanding Options                            Exercisable Options
         ---------------------------------------------------------------  -------------------
             Number         Exercise                                            Number
          of Shares            Price            Expiry Date                  of Shares
         ------------------------------------------------------------------------------------
            100,000       CDN $ 0.77            March 5, 2003                  100,000
            304,000             0.77            March 8, 2004                  304,000
             50,000             1.03            June 1, 2004                    33,334
            300,000             0.76            August 16, 2004                100,000
            795,000             0.76            September 30, 2004             265,000
            167,000             1.10            December 15, 2004              111,334
             80,000             0.76            May 19, 2005                    26,667
             50,000             1.15            June 15, 2005                   16,667
             75,000             0.56            October 15 2005                 25,000
         =====================================================================================

         The Company granted 450,000 options to third party consultants and 55,000 to employees during the year ended March 31, 2001. In addition, the Company repriced 1,760,000 options. Accordingly, the stock-based compensation recognized using the Black Scholes Option Pricing Model was $437,124. Of the $437,124 of stock-based compensation, $126,502 related to options that were cancelled during the current year and, accordingly, the unamortized balance of $126,502 was not recognized in these consolidated financial statements. The amount expensed for the granting of stock options during the year ended March 31, 2001 was $158,588 (2000 - $3,014,098). This amount can be allocated in the accompanying consolidated statement of operations as consulting fees of $154,566 and employee stock-based compensation of $4,022. A balance of $152,034 remains to be amortized to expense over the remaining term of the consultants' and employees' services which range over a period of two years.

         The Company also issued a total of 904,000 warrants during the current year to third party consultants (Note 10d). Accordingly, the stock-based compensation expense recognized for the issuance of these warrants using the Black Scholes Option Pricing Model was $518,220.

         The Company uses the Black-Scholes Option Pricing Model to determine the fair value of options granted at the issuance date. In determining the fair value of these options, the following assumptions were used:

         =======================================================================

                                                          2001              2000
         -----------------------------------------------------------------------

         Risk free interest rate                         6.41%              5.5%
         Expected life                                 3 years           5 years
         Expected volatility                       123% - 227%       158% - 186%
         Expected dividends                                  -                 -
         =======================================================================

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


10.      CONTINGENCIES AND COMMITMENTS

         a) A joint claim for $61,522 (CDN$89,448) has been made against the Company for mineral property work. The Company has accrued $24,703 (CDN$35,000) for the claim. The amount of any additional loss cannot be determined. Accordingly no additional amount has been accrued in these consolidated financial statements. Any additional amount will be accounted for in the period in which the loss, if any, can reasonably be estimated.

         b) At present, the Company is not aware of any liability related to environmental protection and rehabilitation costs with respect to its mineral properties. However, due to the nature of the Company's former exploration business there is no assurance that such a liability will not arise in the future.

         c) A claim of $14,449 (CDN$21,008) has been made against the Company for rent at a previous office premises. The Company disputes the claim and, accordingly, no amount has been accrued in these consolidated financial statements.

         d) On October 19, 2000 the Company passed various resolutions related to investment agreements with Swartz Private Equity LLC ("Swartz") for raising proceeds through share issuances of up to $25 million with Swartz over a period of three years. The agreements, which were amended on March 30, 2001, contain conditions that the Company meet certain listing and pricing requirements for its stock. Funds will be made available subject to the Company meeting certain conditions including a change of domicile to the United States. As consideration, the Company granted warrants to purchase 760,000 and 144,000 shares exercisable at $0.75 per share until July 10, 2005 (Note 9).


11.      SUPPLEMENTAL DISCLOSURE FOR NON-CASH FINANCING AND INVESTING ACTIVITIES

         The significant non-cash transaction for the year ended March 31, 2001 consisted of $Nil (2000 - $61,524) being added to restricted term deposits in exchange for a reduction in exploration expenditures payable to Antares Mining and Exploration Corporation.


12.      INCOME TAXES

         A reconciliation of income taxes at statutory rates with reported taxes is as follows:

         =================================================================================--=============

                                                                                     2001           2000
         ------------------------------------------------------------------------------------------------
         Loss before income taxes                                             $(1,446,171)   $(3,453,789)
         ================================================================================================

         Income tax recovery                                                  $  (644,992)   $(1,574,928)
         Unrecognized benefit of net operating losses                             225,429        200,590
         Resource expenditures capitalized for tax purposes                        97,938        (13,241)
         Stock-based compensation not recognized for tax purposes                 301,856      1,374,428
         Other                                                                     (9,121)       (15,224)
         Difference in foreign tax rate                                            28,890         28,375
                                                                              ------------   ------------

                                                                              $        -     $        -
         ================================================================================================

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================


12.      INCOME TAXES (cont'd...)


         The Company's deferred tax assets are as follows:


         =====================================================================

                                                                         2001
         ---------------------------------------------------------------------
         Deferred tax assets
             Resource pools                                       $ 1,362,984
             Other assets                                               9,674
             Losses available for future periods                    1,268,142
                                                                  ------------

                                                                    2,640,800
         Valuation allowance                                       (2,640,800)
                                                                  ------------

         Net deferred tax assets                                  $        -
         =====================================================================


         The Company has not recorded in these consolidated financial statements the income tax benefits of approximately US$2,400,000 (CDN$3,800,000) of non-capital Canadian losses which may be applied to reduce Canadian taxable income in future years. If not utilized, these losses will expire through to 2008. The Company's U.S. subsidiary has losses of approximately $570,000 available to carryforward to reduce future taxable income.


         Subject to certain  restrictions,  the Company  also has  approximately
         US$3,000,000   (CDN$4,800,000)   of  Canadian   resource   expenditures
         available to reduce Canadian taxable income in future years.


         As at March 31, 2001 the Company has Canadian net capital losses of approximately US$100,000 (CDN$150,000) which may be carried forward indefinitely and applied against Canadian capital gains in future years.


         The possible income tax benefits of these various losses and resource deductions have not been reflected in these consolidated financial statements.


13.      SEGMENTED INFORMATION


         The Company operates in the business of selling jewelry, watches and clothing and related products through e-commerce retail web-sites. For the year ended March 31, 2001, substantially all of the Company's activity related to the e-commerce retail websites except for mineral property expenditures (recoveries) of $219,592 (2000 - ($29,037)).


         The Company operates in two geographic segments being Canada and the United States of America.

TIMEBEAT.COM ENTERPRISES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)
MARCH 31, 2001
================================================================================



13.      SEGMENTED INFORMATION (cont'd...)

         Segmented geographic information for the year ended March 31, 2001 comprises the following:

=====================================================================================

                                             Canada           U.S.A.            Total
-------------------------------------------------------------------------------------
Capital assets                           $    4,275         $ 18,881       $   23,156
Total assets                                 49,889          353,086          402,975
Sales                                            -            57,287           57,287
Interest income                              17,772               -            17,772
Amortization                                  1,472            5,935            7,407
Loss                                      1,145,234          300,937        1,446,171
=====================================================================================

         Segmented geographic information for the year ended March 31, 2000 comprises the following:

======================================================================================

                                              Canada           U.S.A.            Total
--------------------------------------------------------------------------------------
Capital assets                            $    4,610         $ 18,233       $   22,843
Total assets                                 576,932          388,198          965,130
Sales                                             -           141,827          141,827
Interest income                               10,296               -            10,296
Amortization                                   1,621            2,246            3,867
Loss                                       3,186,104          267,685        3,453,789
======================================================================================


14.      SUBSEQUENT EVENTS

         The following events occurred subsequent to March 31, 2001:

         a) The Company granted certain consultants 80,000 stock options at an exercise price of $0.51 per share, expiring five years from the date of grant.

         b) On June 7, 2001, the Company resolved to reprice 64,000 stock options previously issued to a consultant and former director at $0.52 (CDN$0.76) per share to $0.22 per share.

         c) On June 13, 2001, the Company issued 505,000 units pursuant to private placement agreements at US$0.30 per unit. Each unit consists of one common share and one non-transferable share purchase warrant.

         d) On June 29, 2001, the Company resolved to issue 100,000 shares at an agreed value of $0.32 per share and options to purchase 200,000 shares at $0.32 per share to a consultant acting as the Vice President of marketing.

         e) On June 29, 2001, the Company entered into an agreement with an unrelated company to process and distribute fragrances. Options to purchase up to 300,000 shares at $0.32 per share dependent on attainment of certain retail sales targets were granted to the unrelated company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Under the Nevada General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Articles of Incorporation also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than Placement Agent discounts and commissions, are as follows:

                                                                         Amount*

         Securities and Exchange Commission Filing Fee........           $ 3,530
         NASD Filing Fee......................................             1,912
         Accounting Fees and Expenses.........................             5,000
         Blue Sky Fees and Expenses...........................             5,000
         Placement Agent Expenses.............................             1,000
         Legal Fees and Expenses..............................            15,000
         Transfer Agent and Registrar Fees and Expenses.......             1,000
         Printing Expenses....................................             5,000
         Miscellaneous Expenses...............................             2,558
                                                                         -------
              Total...........................................           $40,000
                                                                         =======

* All amounts are estimates except the SEC filing fee and the NASD filing fee.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         Since   December   1998,   the  Registrant  has  issued  and  sold  the
unregistered securities set forth in the tables below:


COMMON STOCK:

DATE            PERSONS OR CLASS OF PERSONS        NUMBER OF SHARES     OFFERING PRICE        CONSIDERATION

01/12/99        Cheni Resources Inc.                    100,000          $0.137/share        consideration for
                                                                                             mineral exploration
                                                                                             property

01/26/99        Malaspina Consultants Inc.               45,000          $0.186/share        exercise options for
                                                                                             $8,357

05/10/99 -      6 persons                               988,000          $0.502/share        exercise options for
06/17/99                                                                                     $496,248

05/12/99        11 persons                              438,285          $0.528/share        $321,475 cash


                                      II-1



DATE            PERSONS OR CLASS OF PERSONS        NUMBER OF SHARES     OFFERING PRICE        CONSIDERATION

06/04/99 -      7 persons                               738,000          $0.635/share        exercise warrants for
03/09/00                                                                                     $468,791

11/09/00        Michele Albo                              5,000          $0.46/share         exercise options for
                                                                                             $2,308
01/12/01        3 persons                               289,002          $0.30/share         $86,701

06/13/01        5 persons                               505,000          $0.30/share         $151,500

07/18/01 -      Malaspina Consultants Ltd.               64,000          $0.22/share         exercise options for
08/12/01                                                                                     $14,080

09/24/01        12 persons                              919,166          $0.30/share         $275,750

12/06/01        9 persons                               473,667          $0.30/share         $142,100



         All of the shares issued at or prior to September 24, 2001, were issued pursuant to exemption from registration under Canadian securities laws.



         All shares  issued  after  September  24, 2001 were issued  pursuant to
Section 4(2) of the Securities Act of 1933. All of the purchasers were existing shareholders of the registrant and were deemed to be sophisticated with regard in an investment in the registrant. No underwriters were used.



ITEM 27. EXHIBITS


REGULATION
S-B NUMBER                                EXHIBIT

   2.1 Plan of Merger Merging Timebeat.com Enterprises Inc., a Wyoming Corporation into Timebeat.com Enterprises Inc., a Nevada Corporation (1)

   3.1        Certificate of Name Change and Ordinary and Special Resolution (2)

   3.2        Certificate of Incorporation and Memorandum (2)

   3.3        Articles of Incorporation (3)

   3.4        Bylaws (3)

   4.1 VSE acceptance dated January 3, 1996 of Private Placement announced October 25, 1994 (2)

   4.2 VSE acceptance dated January 9, 1996 of Private Placement announced November 5, 1995 and November 23, 1996 (2)

   4.3 VSE acceptance dated June 6, 1997 of Private Placement announced February 2, 1997(2)

   4.4        Sample Purchase Warrants (2)

   4.5        Sample Purchase Options (2)

   5.1        Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

REGULATION
S-B NUMBER                                EXHIBIT

  10.1 Letter Agreement dated October 10, 1993 between the Company and Energex Minerals Ltd. regarding the JD Property (Amendment) (2)

  10.2 Agreement dated July 7, 1994 between the Company and Floralynn Investments Ltd. (2)

  10.3 Letter Agreement dated September 30, 1994 between the Company and Energex Minerals Ltd. (2)

  10.4 Letter Agreement dated April 13, 1995 between the Company and David Ford (2)

  10.5 Consulting Agreement dated September 15, 1995 between the Company and Founder's Group Management Ltd (2)

  10.6 Agreement dated January 10, 1996 between the Company and Energex Minerals Ltd. (2)

  10.7 Agreement dated June 14, 1996 between the Company and Energex Minerals Ltd. (2)

  10.8 Agreement dated December 6, 1996 between the Company and Cheni Resources Inc. and Meota Resources Corp (2)

  10.9 Joint Venture Agreement dated August 1, 1997 between the Company and Antares Mining and Exploration Corporation (2)

  10.10 Minerals Property Earn-In Agreement dated July 17, 1997 between the Company and Antares Mining and Exploration Corporation (2)

  10.11       1994 Drilling Results (2)

  10.12       1995 Drilling Results (2)

  10.13       1996 Drilling Results (2)

  10.14       Maps of the Company's Properties (2)

  10.15 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and Henry A. Meyer (2)

  10.16 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and John Peterson (2)

  10.17 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and Kenneth A. Thompson (2)

  10.18 Flow-Through Funding and Renunciation Agreement dated December 21, 1995 between the Company and Sandy Lynn Gammon (2)

  10.19 Flow-Through Funding and Renunciation Agreement dated December 21, 1995 between the Company and Lorraine McWilliams (2)

  10.20 Flow-Through Funding and Renunciation Agreement dated December 21, 1995 between the Company and Thomas Mitchell (2)

  10.21 Flow-Through Funding and Renunciation Agreement dated December 21, 1995 between the Company and Janet Thompson (2)

  10.22 Flow-Through Funding and Renunciation Agreement dated December 21, 1995 between the Company and Olza Tien (2)

REGULATION
S-B NUMBER                                EXHIBIT

  10.23       Stock Option Plan dated August 29, 1999 (5)

  10.24 Letter of Intent dated March 5, 1999, between the Company, Watch Central Corporation and Timebeat.com Inc. (5)

  10.25 Agreement dated December 14, 1999 between the Company, Watchzone.net Inc., the management of Watchzone.net Inc., and Timebeat.com Inc. (5)

  10.26 Form of Investment Agreement between the Company and Swartz Private Equity, LLC (4)

  10.27 Timebeat.com Asset Acquisition Agreement of Watchzone.net and Watchzone.tv, and Employment Agreement dated November 1, 2000 (5)

  10.28 Malaspina Consultants Inc. Term Sheet office lease dated August 27, 1998 (5)

  10.29 Consulting Agreement with Palm Beach Consulting Corp. dated February 25, 2001 (5)

  10.30 Amended and Restated Investment Agreement between the Company and Swartz Private Equity dated October 10, 2001

  10.31 Amended and Restated Registration Rights Agreement between the Company and Swartz Private Equity dated October 10, 2001

  10.32       Form of Commitment Warrants

  10.33 Letter of Intent between Timebeat.com Enterprises Inc. and Frontline Performance, Inc. dated April 12, 2001(5)

  10.34       Consulting Agreement with Eureka Ventures Inc. dated January 1,
              2001 (6)

  10.35       Consulting Agreement with Michele Albo dated June 1, 1999 (6)

  23.1 Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. Reference is made to Exhibit 5.1

  23.2        Consent of Davidson & Company

---------------------
(1)      Incorporated by reference to our proxy materials filed July 3, 2001.
(2) Incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended March 31, 1999, file no. 0-29260.
(3) Incorporated by reference to our registration statement on Form S-8, file no. 333-75474.
(4) Incorporated by reference to our Quarterly Report for the period ended September 30, 2000, file no. 0-29260.
(5)      Filed previously.
(6) Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, file no. 0-29260.

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



         The Registrant hereby undertakes to:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
                       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii)    Include  any  additional  or  changed   material
information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               3)     File   a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 18th day of January, 2002.


                             TIMEBEAT.COM ENTERPRISES INC.


                             By:  /s/ Alexander Vileshin
                                ------------------------------------------------
                                 Alexander Vileshin
                                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                            TITLE                                       DATE

                                                     President, Chief Executive Officer and
/s/ Alexander Vileshin                               Director (Principal Executive Officer)      January 18, 2002
------------------------------------------------                                                 --------------------
Alexander Vileshin

                                                     Secretary, Director (Principal Financial
/s/ Thomas L. Crom, III                              and Accounting Officer)                     January 18, 2002
------------------------------------------------                                                 --------------------
Thomas L. Crom, III


/s/ Michele Albo                                     Director                                    January 18, 2002
------------------------------------------------                                                 --------------------
Michele Albo
